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EXHIBIT 10.1

                      INTEGRATED ELECTRICAL SERVICES, INC.

                     6.5% SENIOR CONVERTIBLE NOTES DUE 2014

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (this "AGREEMENT") is made as of November 22, 2004, by and among Integrated Electrical Services, Inc., a Delaware corporation (the "COMPANY"), the purchasers set forth on Schedule I hereto (the "PURCHASERS") and the Guarantors (as defined below) set forth on Schedule II hereto.

                                    RECITALS

      WHEREAS, the Company has authorized the issuance and sale of up to $30,000,000 aggregate principal amount of its Series A 6.5% Senior Convertible Notes due 2014 (the "SERIES A NOTES") and up to $20,000,000 aggregate principal amount of its Series B 6.5% Senior Convertible Notes due 2014 (the "SERIES B NOTES" and together with the Series A Notes, the "NOTES"), and the Company proposes, subject to the terms and conditions stated herein, to issue and sell on the Closing Date (as defined below) $36,000,000 in aggregate principal amount of the Notes to the Purchasers in the respective amounts and series set forth opposite their names on Schedule I hereto (the "FIRM SECURITIES");

      WHEREAS, the Company also proposes to issue and sell to the Purchasers up to an additional $14,000,000 in aggregate principal amount of the Notes (the "ADDITIONAL SECURITIES" and, together with the Firm Securities, the "SECURITIES") in the respective principal amounts and series set forth opposite their names on Schedule I hereto, if and to the extent that the Purchasers shall have determined to exercise the right to purchase such Additional Securities granted to the Purchasers in Section 1(b) below;

      WHEREAS, the Notes will be issued pursuant to an indenture substantially in the form attached as Exhibit A hereto (the "INDENTURE") to be dated as of the Closing Date by and among the Company, the Guarantors and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE"), and the Notes will be convertible into shares (the "UNDERLYING SECURITIES") of common stock of the Company, par value $0.01 per share (the "COMMON STOCK"), on the terms, and subject to the conditions, set forth in the Indenture;

      WHEREAS, the Company's obligations under the Notes, other than its obligations in respect of conversion of the Notes and the issuance of the Underlying Securities thereupon, will be guaranteed (the "SUBSIDIARY GUARANTEES") by each of the Company's subsidiaries listed on Schedule II hereto and by any future domestic subsidiaries that become party to the Indenture (each, a "GUARANTOR" and, collectively, the "GUARANTORS");

      WHEREAS, the offer and sale of the Securities, the Subsidiary Guarantees and the Underlying Securities will not be registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), in reliance on an exemption therefrom; and

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      WHEREAS, the Purchasers will be entitled to the benefits of a Registration
Rights Agreement substantially in the form attached as Exhibit B hereto covering the Underlying Securities to be dated as of the Closing Date by and among the Company, the Guarantors and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT" and, together with this Agreement, the Indenture, the Subsidiary Guarantees and the Notes, the "TRANSACTION DOCUMENTS").

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Agreement to Sell and Purchase.

            (a) Firm Securities. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell the Firm Securities to the Purchasers in the respective principal amounts and series set forth on Schedule I hereto and as hereinafter provided, and the Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, severally agree to purchase from the Company the Firm Securities at a purchase price of 100% of the principal amount thereof (the "PURCHASE PRICE").

            (b) Additional Securities. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement, the Company agrees to sell to each Purchaser, and each Purchaser shall have the right to purchase, the Additional Securities in the respective principal amounts and series set forth opposite such Purchaser's name on Schedule I hereto, in whole, but not in part, with respect to each Purchaser (the "OPTION"). If purchased by a Purchaser, the Additional Securities shall be sold at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery. To exercise the Option, a Purchaser must so notify the Company in writing (the "OPTION EXERCISE NOTICE") on or before the date (the "OPTION EXPIRATION DATE") that is the later to occur of (i) the 90th day after the Closing Date and (ii) the fifth business day following the Company's next annual meeting of stockholders held after the Closing Date, which Option Exercise Notice shall specify the date on which the Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than five business days after the date of such Option Exercise Notice.

            2. Closing.

            (a) Firm Securities. Payment for the Firm Securities shall be made severally by the Purchasers to the Company to an account specified in writing by the Company to the Purchasers in United States dollars in cash or other funds immediately available in New York City against delivery to each Purchaser of the Firm Securities purchased by such Purchaser at 10:00 a.m., New York City time, on November 24, 2004, or at such other time on the same or such other date as shall be mutually agreed upon by the

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      Company and the Purchasers purchasing more than 50% of the aggregate principal amount of Firm Securities to be purchased hereunder. The time and date of such payment and delivery are hereinafter referred to as the "CLOSING DATE."

            (b) Additional Securities. Payment for the Additional Securities to be purchased pursuant to any exercise of the Option, shall be made by the Purchaser(s) purchasing Additional Securities, to the Company by wire transfer of United States dollars in cash or other funds immediately available in New York City, to an account specified in writing by the Company to such Purchaser(s), against delivery of such Additional Securities in the form specified by the applicable Purchaser(s) in the applicable Option Exercise Notice at 10:00 a.m., New York City time, on the third business day following the date of the applicable Option Exercise Notice, or at such other time on the same or on such other date, as may be mutually agreed upon by the Company and such Purchaser(s). The time and date of each such payment and delivery are hereinafter referred to as an "OPTION CLOSING DATE."

      3. Representations and Warranties. The Company and each Guarantor, jointly and severally, represents and warrants to the Purchasers as of the Closing Date and each Option Closing Date the following:

            (a) The documents filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the "EXCHANGE ACT") since September 30, 2003 (as amended or supplemented from time to time prior to the date hereof, including the exhibits thereto, the "EXCHANGE ACT DOCUMENTS"), when taken together, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Except as disclosed in the Exchange Act Documents, (i) the financial statements included in the Exchange Act Documents present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified therein, (ii) said financial statements have been prepared in conformity with generally accepted accounting principles and practices ("GAAP") applied on a consistent basis; (iii) the supporting schedules, if any, in the Exchange Act Documents present fairly the information required to be stated therein,
      (iv) the other financial and statistical information and any other financial data set forth in the Exchange Act Documents present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and
      (v) to the extent such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared on a basis consistent with such financial statements and the books and records of the Company.

            (c) Since the Company's Quarterly Report on Form 10-Q filed with the SEC on April 30, 2004 (the "LATEST 10-Q"), there has not been any Material Adverse Change

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      affecting the Company and its consolidated subsidiaries considered as a single enterprise that has not been publicly disclosed by the Company. As used in this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means any change or effect that would be materially adverse to the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a single enterprise, or to the ability of the Company or any Guarantor to consummate the transactions contemplated hereby and by the other Transaction Documents; provided that the withdrawal of the Company's general credit rating and the rating of outstanding indebtedness of the Company by Standard & Poor's Rating Services shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change.

            (d) Since the Latest 10-Q, there has not been any (i) change in the capital stock or long-term debt of the Company or any Guarantor or (ii) issuance of any options or warrants for the purchase of capital stock of the Company or any Guarantors, securities convertible into capital stock of the Company or any Guarantor or rights to purchase capital stock of the Company or any Guarantor, except for changes or issuances occurring in the ordinary course of business, changes in outstanding Common Stock resulting from transactions relating to employee benefit plans or dividend reinvestment, stock option, stock award and stock purchase plans.

            (e) Except as disclosed in the Exchange Act Documents, since the Latest 10-Q, neither the Company nor any Guarantor has entered into any transaction or agreement that has or would be reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

            (f) Since the Latest 10-Q, the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock.

            (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Exchange Act Documents, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts its business in a manner or to an extent that would require such qualification, other than such failures to be so qualified or in good standing as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (h) The Company has no subsidiaries that are Significant Subsidiaries other than those subsidiaries of the Company set forth on
      Schedule II hereto. The Guarantors constitute all of the Significant Subsidiaries.

            (i) Each of the Guarantors has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, under the laws of its jurisdiction of incorporation or formation, with corporate, limited partnership or limited liability company power and authority to own or

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      lease its properties and conduct its business as described in the Exchange
      Act Documents, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts its business in a manner or to an extent that would require such qualification, other than such failures to be so qualified or in good standing as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and all the outstanding shares of capital stock, limited liability company interests or limited partnership interests of each Guarantor have been duly authorized and validly issued, are fully paid and non assessable, and, except as set forth in the Exchange Act Documents, are owned by the Company, directly or indirectly, free and clear of all claims, liens, encumbrances, security interests, restrictions upon voting or transfer and adverse interests and no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, any such Guarantor are outstanding.

            (j) The Company and each Guarantor has full corporate, limited partnership or limited liability company power and authority to enter into the Transaction Documents to which it is a party and to perform and discharge its obligations thereunder; each Transaction Document to which it is a party has been duly authorized, executed and delivered by or on behalf of the Company and each Guarantor and constitutes the legal, valid and binding obligations of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (k) The authorized, issued and outstanding capital stock of the Company is as set forth in the Latest 10-Q except for changes in outstanding Common Stock resulting from transactions relating to employee benefit plans or dividend reinvestment, stock option, stock award and stock purchase plans. Except for this Agreement and the Registration Rights Agreement or stock purchase plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require the Company to file a registration statement under the Securities Act with respect to the Common Stock or requiring the Company to include any Common Stock with the Underlying Securities registered pursuant to any registration statement.

            (l) The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

            (m) The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors'

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      rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (n) The notations of Guarantee of each of the Guarantors to be endorsed on the Securities have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, by or on behalf of each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture (assuming the due execution, issuance and authentication of the Securities in accordance with the terms of the Indenture and delivery and payment therefor by the Purchaser in accordance with the terms of this Agreement), the Subsidiary Guarantees will be the legally valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (o) The Indenture has been duly authorized by the Company and each Guarantor, and when executed and delivered by the Company and each Guarantor (assuming the authorization, execution and delivery by the Trustee) will be a legal, valid and binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (p) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into the Underlying Securities in accordance the terms of the Indenture; the Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

            (q) The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and when executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery thereof by the Purchasers) shall constitute a legal, valid and binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought

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      in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

            (r) Neither the Company nor any Guarantor is, or with the giving of notice or lapse of time or both will be, in violation of or in default under (i) its Certificate of Incorporation, Bylaws or other organizational documents, (ii) except as disclosed in the Exchange Act Documents, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Guarantor is a party or by which it or any of them or any of their respective properties is bound, or (iii) except as disclosed in the Exchange Act Documents, any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of their respective properties or assets, as applicable, except, with respect to clauses (ii) and (iii), for violations and defaults which, individually or in the aggregate, have not or would not reasonably be expected to result in a Material Adverse Effect.

            (s) None of the issue and sale of the Securities and the issuance by the Company of the Underlying Securities upon conversion of the Securities, the execution and delivery by the Company and the Guarantors of the Transaction Documents to which they are a party and the performance by the Company and the Guarantors of all their respective obligations and the consummation of the transactions herein and therein contemplated, will
      (i) result in a breach of any of the terms or provisions of, constitute a default (with or without the giving of notice or the passage of time or otherwise) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the property or assets of the Company or any Guarantor is subject, except, in each case, for such conflicts, breaches, defaults, liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company or any Guarantor that is a corporation, the certificate of limited partnership or partnership agreement of any Guarantor that is a limited partnership or the certificate of formation or limited liability agreement of any Guarantor that is a limited liability company, (iii) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Guarantors of the transactions contemplated by any of the Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase of and any distribution of the Securities, Subsidiary Guarantees or Underlying Securities by

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      the Purchasers or under the Securities Act with respect to the registration of the Underlying Securities pursuant to the terms of the Registration Rights Agreement.

            (t) Except as disclosed in the Exchange Act Documents, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Guarantor or any of their respective properties or to which the Company or any Guarantor is or may be a party or to which any property of the Company or any Guarantor is or may be the subject that, if determined adversely to the Company or any such Guarantor, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (u) Neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company or any person acting on its or their behalf, has directly, or through any agent, sold, offered for sale, solicited offers to buy, or otherwise approached or negotiated with, any Person in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require (i) the registration under the Securities Act of the issuance of any of the Securities contemplated hereby or (ii) the approval of the stockholders of the Company in accordance with the rules and regulations of the New York Stock Exchange, Inc. (the "NYSE").

            (v) None of the Company, any affiliate of the Company or any person acting on its or their behalf has offered or sold any of the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

            (w) Assuming the accuracy of the representations of the Purchasers contained in Section 4 hereof and the Purchasers' compliance with the agreements set forth therein, it is not necessary in connection with the offer, issuance, sale and delivery of the Securities in the manner contemplated by this Agreement and the other Transaction Documents to register the offer or sale of any of the Securities, Subsidiary Guarantees or Underlying Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

            (x) Except for its engagement letter with J.P. Morgan Securities Inc. dated October 22, 2004, neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

            (y) Neither the Company, nor any of its subsidiaries nor any of their officers or directors or any of their affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that caused or resulted in, or that might in the future reasonably be expected

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      to cause or result in, stabilization or manipulation of the price of any security of the Company.

            (z) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE, and the Company has not taken any action designed to or reasonably likely to result in the termination of the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the NYSE.

            (aa) The Notes are eligible for resale pursuant to Rule 144A and will not be, on the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

            (bb) Ernst & Young LLP, who have certified the consolidated financial statements of the Company as of September 30, 2003, are independent public accountants within the meaning of the Securities Act.

            (cc) During the periods covered by the Exchange Act Documents, other than as disclosed in such Exchange Act Documents, the Company and the Guarantors have filed all federal, state, local and foreign tax returns which, to the Company's knowledge, the Company and the Guarantors have been required to file and have paid all taxes shown on the returns filed by them and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which adequate reserves have been provided, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there is no tax deficiency which has been or, to the Company's knowledge, might reasonably be expected to be asserted or threatened against the Company or any Guarantor that would reasonably be expected to have a Material Adverse Effect.

            (dd) Except as disclosed in the Exchange Act Documents, no labor disputes exist with employees of the Company or of the Guarantors except for such disputes as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and the Company is not aware that any key employee or significant group of employees of the Company or the Guarantors plans to terminate employment with the Company or the Guarantors.

            (ee) Except as disclosed in the Exchange Act Documents, to the Company's knowledge, each of the Company and the Guarantors is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, "ENVIRONMENTAL LAWS"), except where such non-compliance with Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (1) any "HAZARDOUS SUBSTANCE" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any "HAZARDOUS WASTE" as defined by the Resource Conservation and

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      Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl, and (5) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

            (ff) (i) The Company or its subsidiaries own or possess the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "INTELLECTUAL PROPERTY") reasonably necessary to carry on the business conducted by the Company and its subsidiaries, taken as a whole, as described in the Exchange Act Documents, except to the extent that the failure to own or possess the right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) all of such patents, registered trademarks and registered copyrights owned by the Company or its subsidiaries have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Registrar of Copyrights or the corresponding offices of other jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (iii) all material licenses or other material agreements under which (1) the Company or any of its subsidiaries is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (2) the Company or any of its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company or its subsidiaries or the other parties thereto, except for such failures to be in full force and effect and such defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (iv) neither the Company nor any Guarantor has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (v) the Company and its subsidiaries do not have and, to the knowledge of the Company, none of its and their employees have any agreements or arrangements with any persons other than the Company or its subsidiaries related to confidential information or trade secrets of such persons other than such agreements that would not restrict the Company and its subsidiaries from conducting their business as described in the Exchange Act Documents to an extent that would reasonably be expected to result in a Material Adverse Effect.

            (gg) The Company and each of its subsidiaries, taken together, have
      (i) made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, clearances, consents, exemptions, orders, permits and other authorizations required to be issued by, the appropriate federal, state or foreign regulatory authorities (collectively, "PERMITS") in order for the Company and its subsidiaries to conduct their business, except for such Permits that the failure to obtain would not reasonably be expected to have a Material Adverse Effect, and are in compliance in all material respects with the terms and conditions of all such Permits; all such Permits held by the Company and its subsidiaries are valid and in full force and effect; there is no pending or, to the knowledge of the Company threatened, action, suit, claim or proceeding that may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and neither the Company nor its subsidiaries has received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect and (ii) such licenses, franchises, permits, authorizations, approvals and orders of and from governmental and regulatory officials and bodies as are, to the Company's knowledge, reasonably necessary to own or lease and operate the properties and conduct the business of the Company and the Guarantors, taken as a whole, on the date hereof.

            (hh) (i) The Company and the Guarantors have good and indefeasible title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) any real property and buildings held under lease by the Company and the Guarantors are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Guarantors or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each of the Company and its subsidiaries owns or leases all such properties as are necessary to its business or operations as now conducted.

            (ii) (i) The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company is required to provide notice under Section 4043 of ERISA and would have any liability, except where such liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) with respect to any "pension plan" (other than a "multiemployer plan" (as defined in ERISA)), the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, such "pension plan," or under Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("CODE"), and (b) with respect to any "pension plan" that is a "multiemployer plan," the Company has not received notice that the Company has incurred liability under Title IV of ERISA with respect to termination of, or withdrawal from, such "pension plan," or under Section 412 or 4971 of the Code; (iv) except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each "pension plan" (other than a "multiemployer plan") for which the Company and each of the Guarantors would have any liability that is intended to be qualified under

      Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and (v) except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in section 302 of ERISA) has occurred with respect to any "pension plan" (other than a "multiemployer plan") for which the Company and each of the Guarantors would have any liability.

            (jj) Except as disclosed in the Exchange Act Documents, (i) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) the Company maintains a system of "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) under the Exchange Act).

            (kk) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; the Company is not, nor will the Company be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, or (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

            (ll) Except as disclosed in the Exchange Act Documents, the Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective.

            (mm) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (nn) Neither the Company nor any of its affiliates has offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

            (oo) Other than as disclosed in the Exchange Act Documents, to the Company's knowledge, each of the Company and the Guarantors is in compliance with any and all applicable Occupational Safety and Health Administration standards and requirements (the "OSHA LAWS"), except where such non-compliance with OSHA Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (pp) Other than the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied.

            (qq) The Company does not own, and has no present intention to acquire, and the proceeds of the sale of the Securities will not be used to buy or carry, any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207).

            (rr) On the Closing Date, (i) the Exchange Cap will equal at least 7,515,754 shares of Common Stock, (ii) the Available Treasury Shares will equal at least 1,931,927 shares of Common Stock, (iii) the Aggregate Cap will equal at least 9,447,681 shares of Common Stock and (iv) pursuant to the terms of the Indenture, at least $30,700,000 aggregate principal amount of Securities will be convertible into shares of Common Stock, at the initial Conversion Price of $3.25 per share specified in the Indenture. Capitalized terms used in this paragraph and not otherwise defined in this Agreement have the meanings given to such terms in the Indenture.

Each Purchaser acknowledges and agrees that the Company has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.

      4. Representations and Warranties of the Purchasers. Each Purchaser severally represents and warrants to the Company the following:

            (a) Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and qualifies as an "accredited investor" as defined in Rule 501(a) of Regulation D.

            (b) Such Purchaser has been afforded access to information about the Company and the Guarantors and the financial condition, results of operations, business, property, management and prospects of the Company and the Guarantors sufficient to enable it to evaluate its investment in the Securities; such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and the Guarantors; such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            (c) Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time, and is presently able to afford the complete loss of such investment.

            (d) Such Purchaser is acquiring the Securities in the ordinary course of business solely for its own account and not as a nominee or agent for any other person and not with a view to any distribution thereof that violates the Securities Act or the securities laws of any State of the United States or any applicable jurisdiction; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act; such Purchaser does not presently have any intention, or any agreement or understanding, directly or indirectly, with any person, to distribute any of the Securities.

            (e) Such Purchaser was duly organized or formed and is a validly existing organization in good standing under the laws of its jurisdiction of organization, with power and authority to execute and deliver this Agreement and the Registration Rights Agreement and perform its obligations hereunder and thereunder; and this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby have been duly authorized by such Purchaser; assuming due authorization, execution and delivery by the Company, each of this Agreement and the Registration Rights Agreement constitutes a legally valid and binding agreement of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (f) Such Purchaser is a resident of that jurisdiction specified in its address for notices set forth below the signature of the Purchaser where it appears on the signature page of this Agreement.

            (g) Such Purchaser is not acquiring the Securities with assets of any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA or Section 4975 of the Code.

            (h) Assuming the capitalization of the Company set forth in its most recent Exchange Act Document, such Purchaser, together with its "affiliates" (as defined in Rule 13d-3 promulgated under the Securities
      Act), is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of not more than 4.9% of the outstanding shares of Common Stock immediately after the purchase of the Securities hereunder.

            (i) (i) Such Purchaser is not a registered broker-dealer under
      Section 15 of the Exchange Act.

            (j) Such Purchaser has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and the Purchaser confirms that it has not relied on the advice of any other Purchaser's business and/or legal counsel in making such decision.

            (k) The Company has furnished or otherwise made available to the Purchaser the Current Reports filed by the Company with the SEC since the date of the Latest 10-Q, which Current Reports include disclosure, without limiting the generality of the foregoing, that (i) the Company has failed to timely file with the SEC its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004; (ii) the Company is currently conducting an investigation into its internal controls and procedures, which investigation is not complete and the Company cannot make any assurance regarding the outcome of such investigation; (iii) a verdict has been returned against the Company in a case pending in the 133rd District Court of Harris County, Texas in which the amount of judgment may be up to $30,000,000, the Company is pursuing settlement discussions regarding such case and intends to seek to have any judgment set aside and to appeal any final judgment against the Company and the Company cannot make any assurance that the Company's liability will be less than $30,000,000; and
      (iv) current conditions in the surety bonding industry are adversely affecting the Company's ability to obtain surety bonding consistent with historical terms.

      The Company acknowledges and agrees that the Purchasers have not made, and do not make, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.

      5. Covenants of the Company. The Company covenants and agrees with the Purchasers as follows:

            (a) following the effectiveness of a registration statement relating to the Underlying Securities, to file a supplemental listing application and use its best efforts to have the Underlying Securities approved for listing by the NYSE in accordance with its rules and regulations;

            (b) to qualify the Securities for offering and sale under the applicable securities laws of such states as any Purchaser may designate and will continue such qualifications in effect so long as required for the resale of the Securities; provided that the Company will not be required to qualify as a foreign corporation or file a general consent to service of process in any such state;

            (c) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all fees, costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) payable to rating agencies in connection with any rating of the Securities, (iii) incurred in connection with the qualification of the Securities for sale under state securities laws, (iv) in connection with the approval of the Underlying

      Securities for listing on the NYSE and (v) in connection with the admission for trading of the Securities in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") system of the National Association of Securities Dealers ("NASD"). In addition to the foregoing (and without duplication), the Company agrees to pay the Purchasers their actual out-of-pocket expenses incurred in connection with the negotiation, due diligence and documentation of the Transaction Documents and the transactions contemplated thereby ("TRANSACTION EXPENSES"); provided, that the maximum amount of Transaction Expenses that the Company shall be obligated to pay to the Purchasers shall not exceed $100,000 in the aggregate (the "TRANSACTION EXPENSE CAP"), which Transaction Expense Cap shall be allocated pro rata among the Purchasers based upon the principal amount of the Securities purchased by each Purchaser relative to the principal amount of all Securities purchased by the Purchasers in the aggregate (the "PURCHASER'S PRO RATA AMOUNT"); provided further, that if the aggregate Transaction Expenses incurred by the Purchasers exceeds the Transaction Expense Cap, the Company shall be obligated to pay each Purchaser such Purchaser's Pro Rata Amount of the Transaction Expense Cap. Except as expressly set forth in this Section 5(c) and in Sections 8 and 11, the Company shall have no obligation to pay any costs and expenses of the Purchasers (except as set forth in the Registration Rights Agreement);

            (d) for so long as the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto);

            (e) the Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the issuance of the Securities contemplated hereby;

            (f) none of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

            (g) none of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy, or otherwise approach or negotiate with, any Person in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities or the Underlying Securities in a manner which would require the registration under the Securities Act of the Securities or require stockholder approval under the rules and regulations of the NYSE and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the NYSE with the issuance of Securities contemplated hereby;

            (h) to use its best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of The Depository Trust Company and eligible for trading on PORTAL;

            (i) to reserve and keep available at all times, free of pre-emptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities;

            (j) the Company will use the proceeds from the sale of the Securities for the amortization of its senior credit facilities over the next four calendar quarters and for working capital purposes, including the repayment of any outstanding indebtedness of the Company or any of its Subsidiaries; no part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220); as used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U;

            (k) the Company shall have made the following filing (the "8-K FILING") on or before 8:30 a.m., New York City time on November 22, 2004: a Current Report on Form 8-K, in the form required by the Exchange Act, relating to the transactions contemplated by the Transaction Documents and attaching the material Transaction Documents, or forms thereof, as exhibits to such filing;

            (l) other than as set forth in the 8-K Filing, the Company covenants and agrees that neither it nor any other person or entity acting on its behalf has provided or will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company;

            (m) the Company agrees, (i) if the Company applies to have the Common Stock traded on any other national or regional securities exchange or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded (a "TRADING MARKET"), it will include in such application the Underlying Securities, and will take such other action as is necessary or desirable to cause the Underlying Securities to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market;

            (n) in connection with the Company's first annual meeting or special meeting of stockholders next succeeding the Closing Date, the Company shall (i) provide each stockholder entitled to vote at such special or annual meeting of stockholders, a proxy statement soliciting each such stockholder's affirmative vote for approval in accordance with the Company's certificate of incorporation and (if the Common Stock is then listed and admitted to trading on the New York Stock Exchange) the rules of the New York Stock Exchange (such affirmative approval being referred to as the "STOCKHOLDER APPROVAL") of resolutions providing for the issuance and delivery of all shares of Common Stock (including, without limitation, shares in excess of the Exchange Cap (as defined in the Indenture)) issuable upon conversion, redemption or repurchase of the aggregate principal amount of the Securities issued or issuable under the Indenture or upon any election in accordance with the terms of the Indenture to pay any amounts due under the Indenture or under the Securities in shares of Common Stock and (ii) otherwise use its best efforts to obtain the Stockholder Approval by February 24, 2005; and

            (o) the Company will use its best efforts to obtain an amendment to the Credit Agreement (as defined below in Section 6(m) hereof that eliminates any provisions causing the existence of the right of any holder of Securities to compel the Company to settle a Conversion Obligation in cash on any date on or before the Revolving Loan Maturity Date (as defined in the Credit Agreement), to constitute an Event of Default (as defined in the Credit Agreement) thereunder; provided, however, that the Company shall not be required to comply with this Section 5(o) if the Stockholder Approval shall have been obtained.

      6. Conditions to the Purchasers' Obligations. The obligation of each Purchaser hereunder to purchase the Firm Securities on the Closing Date is subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) the representations and warranties of the Company set forth in
      Section 3 above are true and correct in all material respects (except for those representations and warranties already qualified by materiality, which such representations and warranties shall be true and correct in all respects) on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

            (b) the Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of the Company and each of the Guarantors, with specific knowledge about the Company's financial matters, satisfactory to the Purchasers, to the effect set forth in Section 6(a) and to the further effect that except as disclosed in the Exchange Act Documents filed as of the date hereof, there has not occurred any Material Adverse Change since the date of the Latest 10-Q;

            (c) Andrews Kurth LLP, special counsel for the Company and the Guarantors, shall have furnished to the Purchasers their written opinion, dated the Closing Date, in substantially the form attached hereto as Exhibit C;

            (d) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any public notice have been given of (i) any intended downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

            (e) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall have been no suspension or material limitation of trading in the Common Stock on the NYSE;

            (f) the Securities shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase;

            (g) the Company shall have duly executed each of the other Transaction Documents;

            (h) each other Purchaser shall have purchased from the Company the Firm Securities in the aggregate principal amounts set forth in Schedule I hereto;

            (i) the Purchasers shall have received on and as of the Closing Date a certificate of the secretary of the Company and each of the Guarantors in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Guarantors in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Purchasers;

            (j) the Company and each Guarantor shall have delivered to the Purchasers a certificate evidencing the incorporation and good standing of the Company and each such Guarantor in its state of incorporation or formation issued by the Secretary of State of such state of incorporation or formation as of a date within 20 days of the Closing Date;

            (k) the Company and each Guarantor shall have delivered to the Purchasers a certificate evidencing the Company's and each Guarantor's qualification as a foreign corporation and good standing issued by the states indicated for such party on Schedule II hereto as of a date within 20 days of the Closing Date.

            (l) the Company and each Guarantor shall have delivered to the Purchaser a certified copy of the Certificate of Incorporation, certificate of formation or comparable organizational document as certified by the Secretary of State of its state of incorporation or formation as of a date within 20 days of the Closing Date;

            (m) the Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary to be obtained prior to the Closing Date for the sale of the Securities. Without limiting the generality of the foregoing, the Company shall also have obtained the consent and/or waiver of the Banks (as defined in that certain Credit Agreement dated as of February 27, 2004, as amended (the "CREDIT AGREEMENT")) under the Credit Agreement with respect to the issuance of the Securities and the granting of the Subsidiary Guarantees by the Guarantors; and

            (n) the Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

If it elects to exercise the Option, the obligation of a Purchaser to purchase Additional Securities hereunder on an Option Closing Date is subject to the same conditions as are set forth above in clauses (a)-(m) with respect to the Firm Securities, provided that each reference to the Closing Date in this Section 6 shall, with respect to the closing of the sale of any Additional Securities, be deemed to be a reference to the applicable Option Closing Date.

      7. Conditions to the Company's Obligations. The obligations of the Company hereunder to issue and sell the Firm Securities to each Purchaser on the Closing Date, or Additional Securities to any Purchaser on its Option Closing Date, as applicable, are subject to the performance by the Purchasers of all of their obligations hereunder, the accuracy in all material respects of the representations and warranties of the Purchasers contained herein on and as of the Closing Date, or such Option Closing Date, as applicable, as if made on and as of the Closing Date, or the Option Closing Date, as applicable and the due execution by the Purchasers of all other Transaction Documents to which the Purchasers are parties.

      8. Indemnity and Contribution. The Company and each of the Guarantors agree to indemnify and hold harmless each Purchaser and each of their respective directors, officers, employees, members, representatives and agents and each person, if any, who controls each Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities, including without limitation the reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim, as incurred, arising from any breach of any representation, warranty, covenant or agreement made by it in this Agreement (collectively, "LIABILITIES").

      If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraph, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding; provided, however, that failure to so notify the Indemnifying Person shall not relieve such Indemnifying Person from any liability hereunder except to the extent the Indemnifying Person is prejudiced as a result thereof. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnified Party is a Holder of Notes representing not less than 33% of the aggregate principal amount of the then-outstanding Notes, (ii) Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (iii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person, the Indemnifying Person proposes to have the same counsel represent it and the Indemnified Person, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person may, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons in accordance with the foregoing sentence, and that all such fees and expenses actually incurred shall be promptly reimbursed upon delivery to the Indemnifying Person of reasonable documentation therefor setting forth such expenses in reasonable detail. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any Liabilities by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party as contemplated by this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 60 business days after receipt by the Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days' prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and no admission of fault on the part of the Indemnified Party.

      The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

      In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an Indemnified Party in respect of any Liabilities, each Indemnifying Party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities, including legal or other expenses incurred, as incurred, in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the breach that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, any equitable considerations appropriate in the circumstances. The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph. For purposes of this paragraph, each person, if any, who controls any of the Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      The indemnity agreements and contribution provisions contained in this
Section 8 and the representations and warranties of the Company, the Guarantors and the Purchasers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser or any person controlling any Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

      9. Purchaser Participation Right.

            (a) Right. In the event that, within one year from the date of this Agreement, the Company proposes to issue equity securities or other securities exercisable for or convertible into equity securities (other than Excluded Issuances set forth in Section 9(c) below), the Company shall offer each Purchaser the opportunity to purchase, on the same terms and conditions as those offered to all other purchasers and pursuant to documentation reasonably satisfactory to the Company and the Purchasers, a percentage of such securities that is equal to the percentage of the Company's Common Stock owned by each Purchaser immediately prior to such transaction, counting as Common Stock (on an as-converted-to-Common Stock basis) for the purposes of determining such percentage all issued and outstanding securities of the Company that are exchangeable or exercisable for, or convertible into, Common Stock ("PRO RATA PORTION").

            (b) Procedure for Exercise.

            (i) The Company shall deliver to each Purchaser a written notice (the "OFFER NOTICE") of any proposed or intended issuance or sale or exchange (the "OFFER") of the securities being offered (the "OFFERED SECURITIES") pursuant to Section 9(a) above, which Offer Notice shall (x) identify and describe the Offered Securities, (y) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Purchasers a Pro Rata Portion of the Offered Securities allocated among such Purchasers (a) based on such Purchaser's pro rata portion of the aggregate principal amount of Securities purchased hereunder (the "BASIC AMOUNT"), and (b) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

            (ii) To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the tenth Business Day after such Purchaser's receipt of the Offer Notice (the "OFFER PERIOD"), setting forth the portion of such Purchaser's Basic Amount, if any, that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only such portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the nearest whole $1,000 to the extent its deems reasonably necessary.

            (iii) The Company shall have ten Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "REFUSED SECURITIES"), only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

            (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 9(b)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 9(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 9(b)(iii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with
      Section 9(b)(i) above.

            (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 9(b)(iii) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

            (vi) Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 9(b)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

            (c) Excluded Issuances. The participation rights set forth in this
      Section 9 shall not apply to the following issuances (the "EXCLUDED ISSUANCES"): (i) the sale of the Securities under this Agreement or the issuance of the Underlying Securities, (ii) the grant by the Company of employee, director or consultant stock options, (iii) the grant or issuance by the Company of Common Stock options or warrants to as full or partial payment of a customary advisory fee payable to a nationally recognized bank or investment bank in connection with a strategic transaction or financing, (iv) the grant of warrants exercisable solely for cash at a premium to the then current market price of the Common Stock, which warrants are not a principal component of an asset based financing with a national recognized commercial banking institution making asset based loans in the ordinary course of its business, (v) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph and (vi) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter that results in gross proceeds to the Company in excess of $50,000,000 (other than "at-the-market offerings" as defined in Rule 415(a)(4) under the Securities Act and "equity lines" as defined in SEC Quarterly Update March 2001).

      10. Lock-Up. The Company hereby agrees that, without the prior written consent of the Holders of more than 50% of the aggregate principal amount of the Securities at the time outstanding (the "MAJORITY HOLDERS"), it will not, (x) during the period ending 90 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, and (y) during the period ending on the later of 90 days after the date of this Agreement and the date the registration statement required under the Registration Rights Agreement is declared effective, file with the SEC a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to Excluded Issuances.

In addition, the Company agrees to use its best efforts to prevent its executive officers and directors, in the aggregate, from taking any of the actions set forth in clauses (i) and (ii) in the immediately preceding paragraph with respect to in excess of 250,000 shares of Common Stock without the prior written consent of the Majority Holders.

      11. Termination. The Purchasers may terminate this Agreement by notice given to the Company executed by the Purchasers purchasing more than 50% of the aggregate principal amount of the Securities hereunder as set forth on Schedule I hereto, (except in the case of clauses (i) and (v), which termination right may be exercised by each Purchaser as to itself but not the other Purchasers), if prior to the Closing Date (i) in the sole judgment of a Purchaser a Material Adverse Effect shall have occurred between the date hereof and the Closing Date,
(ii) trading in any securities of or guaranteed by the Company or securities generally on the NYSE, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States or New York State authorities, (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the judgment of a Purchaser, makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement or (vi) the failure of the Company to satisfy the conditions set forth in Section 6 of this Agreement.

      12. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      13. Reimbursement. If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Purchasers' obligations cannot be fulfilled, the Company agrees to reimburse the Purchaser for all out of pocket expenses (including the reasonable fees and expenses of its counsel) incurred by the Purchasers in connection with this Agreement or the issuance of Securities contemplated hereunder.

      14. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantors and the Purchasers, any controlling persons referred to herein and their respective successors and, with respect to the Purchasers, their Permitted Assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Purchasers shall be deemed to be a successor by reason merely of such purchase, and rights under this Agreement may be assigned by the Purchasers only to Permitted Assigns; provided, however that any Holder of any Security (including without limitation the Purchasers) may assign the benefits of and the right to enforce the provisions of Section 5(o) hereof to any purchaser of Securities. For purposes of this
Section 14, "PERMITTED ASSIGNS" shall mean: (i) an "affiliate" (as defined in Rule 501(b) of Regulation D) of the Purchaser to whom Securities are assigned and (ii) a pledgee (or a transferee of such pledgee) that succeeds to the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

      15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger. Notices to the Purchasers shall be given at the address as set forth on Schedule I hereto:

      With a copy to (solely for informational purposes):

            Schulte Roth & Zabel LLP
            919 Third Avenue
            New York, New York 10022
            Telephone: (212) 756-2000
            Facsimile: (212) 593-5955
            Attention: Eleazer N. Klein, Esq.

      and

            Sidley Austin Brown & Wood LLP
            787 Seventh Avenue
            New York, New York 10019
            Telephone: (212) 839.5360
            Facsimile: (212) 839.5599
            Attention: Robert Mandell, Esq.

Notices to the Company or the Guarantors shall be given to the Company at 1800 West Loop South, Suite 500, Houston, Texas 77027; Attention: Herbert R. Allen, Chief Executive Office (facsimile: (713) 860-8015).

With a copy to (solely for informational purposes): Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002; Attention: G. Michael O'Leary.

      16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. To the fullest extent permitted by applicable law, the Company and the Guarantors hereby irrevocably submit to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      17. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

      18. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

      19. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      20. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 50% of the then-outstanding aggregate principal amount of the Securities.

      21. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

      22. Survival. The respective representations, warranties, covenants and agreements of the Company and the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

      23. Independence of Purchasers. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Purchasers pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Purchasers confirm that they have or legal counsel has on their behalf independently participated in the negotiation of the transaction contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Purchaser to be joined as an additional party in any proceeding for such purpose.

                            (SIGNATURE PAGES FOLLOW)

      If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                             Very truly yours,

                                             COMPANY:

                                             INTEGRATED ELECTRICAL SERVICES,
                                             INC.

                                             By: /s/ Herbert R. Allen
                                                 -----------------------------
                                             Name: Herbert R. Allen

                                             Title: Chief Executive Officer

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                             GUARANTORS:

                                             EACH OF THE GUARANTORS NAMED ON
                                             SCHEDULE II HERETO

                                             By: /s/ Herbert R. Allen
                                                 ----------------------------

                                             Name: Herbert R. Allen

                                             Acting in his capacity as (i) the
                                             Chief Executive Officer of the
                                             Guarantors listed in Part I of
                                             Schedule II and (ii) Sole Manager
                                             and Chief Executive Officer of the
                                             general partner of each of the
                                             Guarantors listed in Part II of
                                             Schedule II (such general partners
                                             acting on behalf of such
                                             Guarantors).

                                             By: /s/ Victor Duva
                                                 ----------------------------

                                             Name: Victor Duva

                                             Acting in his capacity as the
                                             President of the Guarantors listed
                                             in Part III of Schedule II.

                                             By: /s/ John Seli
                                                 ----------------------------

                                             Name: John Seli

                                             Acting in his capacity as the
                                             Manager of the Guarantors listed in
                                             Part IV of Schedule II.

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                             PURCHASERS:

                                             AMULET LIMITED

                                             By: Amaranth Advisors, L.L.C.,
                                                 its Trading Advisor

                                             By: Karl Wachter SVC
                                                 -----------------------------
                                             Name:  Karl J. Wachter
                                             Title: Authorized Signatory

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                             PURCHASERS:

                                             MARATHON GLOBAL CONVERTIBLE
                                               MASTER FUND, LTD.

                                             By: /s/ A. Rabinowitz
                                                 -----------------------------

                                             Name: Andrew H. Rabinowitz

                                             Title: Chief Financial Officer

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                   SCHEDULE I

                             SCHEDULE OF PURCHASERS

                                         FIRM SECURITIES                    ADDITIONAL SECURITIES
                              ------------------------------------  ------------------------------------
Name and                      Principal Amount   Principal Amount   Principal Amount   Principal Amount
Address of Purchaser          of Series A Notes  of Series B Notes  of Series A Notes  of Series B Notes
----------------------------  -----------------  -----------------  -----------------  -----------------
Amulet Limited                   $15,000,000        $3,000,000                             $7,000,000
c/o Amaranth Advisors L.L.C.
One American Lane
Greenwich, CT 06831
(203) 422-3340 (phone)
(203) 422-3540 (fax)
Attention:  General Counsel

Marathon Global Convertible      $15,000,000        $3,000,000                             $7,000,000
     Master Fund, Ltd.
c/o Marathon Asset
     Management, LLC
461 Fifth Avenue, 11th Floor
New York, NY  10017
212-381-4461 (phone)
212-381-4496 (fax)
Attention:  Andrew H.
     Rabinowitz, Esq., CPA

                                   SCHEDULE II

                               EXISTING GUARANTORS

PART I:

NAME                             STATE OF INCORPORATION    FOREIGN QUALIFICATIONS
-----------------------------    ----------------------    ----------------------
Pan American Electric, Inc.      Tennessee                 Alabama
                                                           Arizona
                                                           Arkansas
                                                           California
                                                           Colorado
                                                           Connecticut
                                                           Florida
                                                           Georgia
                                                           Idaho
                                                           Illinois
                                                           Indiana
                                                           Kansas
                                                           Kentucky
                                                           Louisiana
                                                           Maine
                                                           Massachusetts
                                                           Michigan
                                                           Mississippi
                                                           Missouri
                                                           Nevada
                                                           New Hampshire
                                                           New York
                                                           North Carolina
                                                           Ohio
                                                           Oklahoma
                                                           Oregon
                                                           Pennsylvania
                                                           South Carolina
                                                           Texas
                                                           Utah
                                                           Virginia
                                                           Washington
                                                           Wisconsin
                                                           Wyoming

Houston-Stafford Electric        Delaware                  None
Holdings III, Inc.

NAME                             STATE OF INCORPORATION    FOREIGN QUALIFICATIONS
-----------------------------    ----------------------    ----------------------
Mills Electrical Contractors,    Delaware                  None
Inc.

PART II:

                            STATE OF                                   FOREIGN
NAME                        ORGANIZATION      GENERAL PARTNER          QUALIFICATIONS
----------------------      ------------      ------------------       ----------------
Houston-Stafford            Texas             Houston-Stafford         Alabama
Electrical Contractors                        Management LLC, an       Arizona
LP                                            Arizona limited          Arkansas
                                              liability company        California
                                                                       Colorado
                                                                       Connecticut
                                                                       Delaware
                                                                       Washington, D.C.
                                                                       Florida
                                                                       Georgia
                                                                       Illinois
                                                                       Indiana
                                                                       Iowa
                                                                       Kansas
                                                                       Kentucky
                                                                       Louisiana
                                                                       Maryland
                                                                       Mississippi
                                                                       Missouri
                                                                       Nevada
                                                                       New Jersey
                                                                       North Carolina
                                                                       Ohio
                                                                       Oklahoma
                                                                       Pennsylvania
                                                                       Rhode Island
                                                                       South Carolina
                                                                       Tennessee
                                                                       Virginia
                                                                       Washington
                                                                       West Virginia

                            STATE OF                                   FOREIGN
NAME                        ORGANIZATION      GENERAL PARTNER          QUALIFICATIONS
----------------------      ------------      ------------------       ----------------
Mills Electric LP           Texas             Mills Management         Alabama
                                              LLC, an Arizona          Arizona
                                              limited liability        Arkansas
                                              company                  California
                                                                       Colorado
                                                                       Florida
                                                                       Georgia
                                                                       Hawaii
                                                                       Idaho
                                                                       Illinois
                                                                       Indiana
                                                                       Iowa
                                                                       Kansas
                                                                       Kentucky
                                                                       Louisiana
                                                                       Maryland
                                                                       Massachusetts
                                                                       Michigan
                                                                       Minnesota
                                                                       Mississippi
                                                                       Missouri
                                                                       Montana
                                                                       Nebraska
                                                                       Nevada
                                                                       New Jersey
                                                                       New York
                                                                       North Dakota
                                                                       Ohio
                                                                       Oklahoma
                                                                       Oregon
                                                                       Pennsylvania
                                                                       South Carolina
                                                                       South Dakota
                                                                       Tennessee
                                                                       Utah
                                                                       Virginia
                                                                       Washington
                                                                       West Virginia
                                                                       Wisconsin
                                                                       Wyoming

PART III:

NAME                              STATE OF ORGANIZATION     FOREIGN QUALIFICATIONS
-----------------------------     ---------------------     ----------------------
Houston-Stafford Holdings         Arizona                   Illinois
LLC

Mills Electrical Holdings LLC     Arizona                   None

PART IV:

NAME                              STATE OF ORGANIZATION     FOREIGN QUALIFICATIONS
-----------------------------     ---------------------     ----------------------
Houston-Stafford Holdings II      Delaware                  None
LLC

Mills Electrical Holdings II      Delaware                  None
LLC

                             EXHIBIT A TO PURCHASE AGREEMENT - FORM OF INDENTURE

                      ------------------------------------

                      INTEGRATED ELECTRICAL SERVICES, INC.

                     AND EACH OF THE GUARANTORS PARTY HERETO

                               ------------------

                              THE BANK OF NEW YORK

                                     TRUSTEE

                               ------------------

                                    INDENTURE

                          DATED AS OF NOVEMBER 24, 2004

                               -------------------

                 SERIES A 6.5% SENIOR CONVERTIBLE NOTES DUE 2014

                 SERIES B 6.5% SENIOR CONVERTIBLE NOTES DUE 2014

                     ---------------------------------------

                                TABLE OF CONTENTS

                                                                                                                         Page
                                                                                                                         ----
Article I Definitions and Incorporation by Reference.............................................................          1

         Section 1.1     Definitions.............................................................................          1
         Section 1.2     Other Definitions.......................................................................          8
         Section 1.3     Incorporation by Reference of Trust Indenture Act.......................................          9
         Section 1.4     Rules of Construction...................................................................         10
         Section 1.5     Acts of Holders.........................................................................         10

Article II The Securities........................................................................................         11

         Section 2.1     Form and Dating.........................................................................         11
         Section 2.2     Execution and Authentication............................................................         12
         Section 2.3     Registrar, Paying Agent and Conversion Agent............................................         13
         Section 2.4     Paying Agent to Hold Money and Securities in Trust......................................         13
         Section 2.5     Securityholder Lists....................................................................         13
         Section 2.6     Transfer and Exchange...................................................................         14
         Section 2.7     Replacement Securities..................................................................         15
         Section 2.8     Outstanding Securities; Determination of Holder's Action................................         16
         Section 2.9     Temporary Securities....................................................................         17
         Section 2.10    Cancellation............................................................................         17
         Section 2.11    Persons Deemed Owners...................................................................         17
         Section 2.12    Special Transfer Provisions.............................................................         18
         Section 2.13    CUSIP Numbers...........................................................................         22
         Section 2.14    Re-Issuance as Same Series..............................................................         22
         Section 2.15    Issuance of Additional Securities.......................................................         23

Article III Repurchase of Securities.............................................................................         23

         Section 3.1     Purchase of Securities at Option of the Holder..........................................         23
         Section 3.2     Purchase of Securities at Option of the Holder upon a Fundamental Change................         23
         Section 3.3     Conditions to the Company's Election to Pay the Repurchase Price or the
                         Fundamental Change Repurchase Price in Common Stock.....................................         24
         Section 3.4     Notices; Method of Exercising Repurchase Right, Etc.....................................         26
         Section 3.5     Deposit of Repurchase Price or Fundamental Change Repurchase Price......................         31
         Section 3.6     Covenant to Comply With Securities Laws Upon Purchase of Securities.....................         31

Article IV Redemption of Securities..............................................................................         31

         Section 4.1     Optional Redemption.....................................................................         31
         Section 4.2     Election to Redeem; Notice to Trustee...................................................         32
         Section 4.3     Selection by Trustee of Securities to Be Redeemed.......................................         32

         Section 4.4     Notice of Redemption....................................................................         32
         Section 4.5     Deposit of Redemption Price.............................................................         33
         Section 4.6     Securities Payable on Redemption Date...................................................         34
         Section 4.7     Conversion Arrangement on Call for Redemption...........................................         34

Article V Covenants..............................................................................................         35

         Section 5.1     Payment of Securities...................................................................         35
         Section 5.2     SEC and Other Reports...................................................................         35
         Section 5.3     Compliance Certificate..................................................................         36
         Section 5.4     Further Instruments and Acts............................................................         36
         Section 5.5     Maintenance of Office or Agency.........................................................         36
         Section 5.6     Delivery of Certain Information.........................................................         37
         Section 5.7     Existence...............................................................................         37
         Section 5.8     Resale of Certain Securities............................................................         37
         Section 5.9     Liquidated Damages Under the Registration Rights Agreement..............................         37
         Section 5.10    Information for IRS Filings.............................................................         37
         Section 5.11    Additional Subsidiary Guarantees........................................................         37
         Section 5.12    Book-Entry System.......................................................................         38

Article VI Make-Whole Premium and Redemption Premium.............................................................         38

         Section 6.1     Entitlement to Make-Whole Premium and Redemption Premium................................         38
         Section 6.2     Payment of Make-Whole Premium and Redemption Premium....................................         43
         Section 6.3     Adjustment to the Make-Whole Premium....................................................         43

Article VII Successor Corporation................................................................................         44

         Section 7.1     When Company May Merge or Transfer Assets...............................................         44

Article VIII Defaults and Remedies...............................................................................         45

         Section 8.1     Events of Default.......................................................................         45
         Section 8.2     Acceleration............................................................................         47
         Section 8.3     Other Remedies..........................................................................         47
         Section 8.4     Waiver of Past Defaults.................................................................         47
         Section 8.5     Control by Majority.....................................................................         47
         Section 8.6     Limitation on Suits.....................................................................         48
         Section 8.7     Rights of Holders to Receive Payment....................................................         48
         Section 8.8     Collection Suit by Trustee..............................................................         48
         Section 8.9     Trustee May File Proofs of Claim........................................................         48
         Section 8.10    Priorities..............................................................................         49
         Section 8.11    Undertaking for Costs...................................................................         49
         Section 8.12    Waiver of Stay, Extension or Usury Laws.................................................         50
         Section 8.13    Restoration of Rights and Remedies......................................................         50
         Section 8.14    Rights and Remedies Cumulative..........................................................         50
         Section 8.15    Delay or Omission Not Waiver............................................................         50

Article IX Trustee...............................................................................................         51

         Section 9.1     Duties of Trustee.......................................................................         51
         Section 9.2     Rights of Trustee.......................................................................         52
         Section 9.3     Individual Rights of Trustee............................................................         53
         Section 9.4     Trustee's Disclaimer....................................................................         53
         Section 9.5     Notice of Defaults......................................................................         53
         Section 9.6     Reports by Trustee to Holders...........................................................         54
         Section 9.7     Compensation and Indemnity..............................................................         54
         Section 9.8     Replacement of Trustee..................................................................         55
         Section 9.9     Successor Trustee by Merger.............................................................         56
         Section 9.10    Eligibility; Disqualification...........................................................         56
         Section 9.11    Preferential Collection of Claims Against Company.......................................         56

Article X Discharge of Indenture.................................................................................         56

         Section 10.1    Discharge of Liability on Securities....................................................         56
         Section 10.2    Repayment to the Company................................................................         56

Article XI Amendments............................................................................................         57

         Section 11.1    Without Consent of Holders..............................................................         57
         Section 11.2    With Consent of Holders.................................................................         57
         Section 11.3    Compliance with Trust Indenture Act.....................................................         59
         Section 11.4    Revocation and Effect of Consents, Waivers and Actions..................................         59
         Section 11.5    Notation on or Exchange of Securities...................................................         59
         Section 11.6    Trustee to Sign Supplemental Indentures.................................................         59
         Section 11.7    Effect of Supplemental Indentures.......................................................         59

Article XII Subsidiary Guarantees................................................................................         59

         Section 12.1    Guarantee...............................................................................         59
         Section 12.2    Limitation on Guarantor Liability.......................................................         61
         Section 12.3    Execution and Delivery of Subsidiary Guarantee..........................................         61
         Section 12.4    Guarantors May Consolidate, Etc.  on Certain Terms......................................         62
         Section 12.5    Releases................................................................................         62

Article XIII Conversions.........................................................................................         63

         Section 13.1    Conversion Privilege; Limitations on Conversion.........................................         63
         Section 13.2    Conversion Procedure; Fractional Shares; Cash Settlement................................         67
         Section 13.3    Adjustment of Conversion Price..........................................................         69
         Section 13.4    Consolidation or Merger of the Company..................................................         76
         Section 13.5    Notice of Adjustment....................................................................         78
         Section 13.6    Notice in Certain Events................................................................         78
         Section 13.7    Company To Reserve Stock................................................................         79
         Section 13.8    Taxes on Conversion.....................................................................         79
         Section 13.9    Conversion After Record Date............................................................         79

         Section 13.10   Responsibility of Trustee for Conversion Provisions.....................................         80
         Section 13.11   Unconditional Right of Holders to Convert...............................................         80
         Section 13.12   Common Stock Restricted Securities Legends..............................................         80

Article XIV Miscellaneous........................................................................................         81

         Section 14.1    Trust Indenture Act Controls............................................................         81
         Section 14.2    Notices.................................................................................         81
         Section 14.3    Communication by Holders with Other Holders.............................................         82
         Section 14.4    Certificate and Opinion as to Conditions Precedent......................................         82
         Section 14.5    Statements Required in Certificate or Opinion...........................................         82
         Section 14.6    Separability Clause.....................................................................         83
         Section 14.7    Rules by Trustee, Paying Agent, Conversion Agent and Registrar..........................         83
         Section 14.8    Governing Law...........................................................................         83
         Section 14.9    No Recourse Against Others..............................................................         83
         Section 14.10   Successors..............................................................................         83
         Section 14.11   Multiple Originals......................................................................         83
         Section 14.12   Designated Senior Indebtedness..........................................................         83

SCHEDULE I        Existing Guarantors

EXHIBIT A         Form of Global Security

EXHIBIT B         Form of Certificated Security

EXHIBIT C         Transfer Certificate

EXHIBIT D         Institutional Accredited Investor Letter

EXHIBIT E         Exchange Certificate

EXHIBIT F         Common Stock Restricted Securities Legend

EXHIBIT G         Form of Notation of Subsidiary Guarantee

EXHIBIT H         Form of Supplemental Indenture

      INDENTURE, dated as of November 24, 2004, among INTEGRATED ELECTRICAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1800 West Loop South, Suite 500, Houston, Texas 77027 (the "Company"), the Guarantors (as defined) and THE BANK OF NEW YORK, a New York banking corporation, as Trustee hereunder (the "Trustee").

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Series A 6.5% Senior Convertible Notes due 2014 (the "Series A Securities") and the Company's Series B 6.5% Senior Convertible Notes due 2014 (the "Series B Securities" and together with the Series A Securities, the "Securities"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.1 Definitions.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "AMEX" means American Stock Exchange LLC.

      "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

      "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto.

      "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

      "Board Resolution" means a resolution of the Board of Directors.

      "Business Day" means a day other than a Saturday or Sunday or any day on which banking institutions in the City of New York or Houston, Texas are authorized or obligated by law or regulation to close.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, membership interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, whether now outstanding or issued after the date hereof, including without limitation, all common stock and preferred stock.

      "Certificated Securities" means Securities that are issued in certificated, fully registered form, in the form of the Securities attached hereto as Exhibit B.

      "Change of Control" means the occurrence of one or more of the following events:

            (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets to any Person or group of related Persons (other than to any of the Company's wholly owned Subsidiaries) as defined in Section 13(d) of the Exchange Act;

            (2) the approval by the holders of the Company's Capital Stock of any plan or proposal for liquidation or dissolution;

            (3) if any Person or group shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company; or

            (4) any consolidation or merger by the Company where Persons who are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company's shares of Voting Stock immediately prior to such transaction no longer own at least a majority of the total voting power of the continuing or surviving corporation or entity.

Notwithstanding anything in this Indenture to the contrary, a "Change of Control" will not be deemed to have occurred in respect of any of the foregoing if at least 90% of the consideration, excluding cash payments for fractional shares, in the subject transaction or event consists of shares of Capital Stock or American Depositary Shares that are (A) listed on, or immediately after the transaction or event will be listed on the NYSE or another United States national securities exchange, or (B) approved, or immediately after the transaction or event will be approved, for quotation on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices.

      "Closing Date" means the date of this Indenture.

      "Closing Price" means, for any security as of any date, the last closing trade price for such security on the principal United States securities market on which such security is traded (which is currently the NYSE with respect to the Common Stock) as reported by Bloomberg Financial Markets (or any successor thereto, "Bloomberg"), or, if such exchange begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m. (New York City time) as reported by Bloomberg, or, if such exchange is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the highest bid prices and the lowest ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders.

      "Closing Price Per Share" means, with respect to the Common Stock, for any day, the Closing Price per share of Common Stock.

      "Common Stock" means the Common Stock, par value $0.01 per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

      "Company" means the party named as the "Company" in the first introductory paragraph of this Indenture, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

      "Conversion Date" means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert its Securities pursuant to Section 13.2.

      "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay St., 8th Floor West, New York, New York 10286, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

      "Default" means an event which is, or after notice or lapse of time or both would be, an Event of Default.

      "Domestic Subsidiary" means any Subsidiary of the Company formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

      "DTC" means The Depository Trust Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fundamental Change" means any Change of Control or Termination of Trading.

      "Fundamental Change Conversion Period" means the period from and including the fifteenth (15th) Trading Day before the Effective Date of a Fundamental Change to and including the fifteenth (15th) Trading Day after the Effective Date of the Fundamental Change.

      "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

      "Global Security" means a Security that is registered in the register of Securities in the name of a Depositary or a nominee thereof, which Security will be in the form attached hereto as Exhibit A.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      "Guarantors" means each Subsidiary of the Company that is bound by a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.

      "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other similar agreements or arrangements in each case entered into in the ordinary course of business and pursuant to past practices designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

         "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" of any Person means (a) any indebtedness, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) letters of credit (or reimbursement agreements in respect thereof), (iv) banker's acceptances, (v) representing Capital Lease Obligations, (vi) the unpaid balance of the deferred purchase price of any property, except to the extent that any such balance that constitutes an accrued expense or trade payable in accordance with GAAP, (vii) representing any Hedging Obligation, in each case, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP, as well as all Indebtedness of others secured by a lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, (b) to the extent not otherwise included in clause (a) hereof, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

      "Interest Payment Dates" shall mean each May 1 and November 1, commencing on May 1, 2005.

      "Interest Rate" means 6.5%.

      "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other similar encumbrance (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

      "Liquidated Damages" shall mean all liquidated damages then owing pursuant to the Registration Rights Agreement and all Conversion Block Liquidated Damages then owning pursuant to the provisions of Section 13.1(c).

      "Majority Holders" shall mean the Holders of more than 50% of the aggregate principal amount of the Securities at the time outstanding.

      "NYSE" means The New York Stock Exchange, Inc.

      "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer, the Controller, or the Secretary of the Company.

      "Officers' Certificate" means a written certificate containing the information specified in Section 14.4 and Section 14.5, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 5.3 shall be signed by the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer or Controller of the Company but need not contain the information specified in
Section 14.4 and Section 14.5. Upon request of the Trustee from time to time, the Company shall deliver incumbency certificates of the Officers who are authorized to deal with the Trustee on behalf of the Company, and such certificates shall contain specimen or facsimile signatures of such Officers.

      "Opinion of Counsel" means a written opinion containing the information specified in Section 14.4 and Section 14.5, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

      "Purchase Agreement" means that certain Purchase Agreement dated as of November 22, 2004 among the Company, the Guarantors (on the Closing Date) and the Initial Purchasers.

      "QIB" means a Qualified Institutional Buyer as defined in Rule 144A of the Securities Act.

      "Redemption Conversion Period" means, with respect to any redemption pursuant to Article IV and a related conversion of Securities pursuant to
Article XIII, the period from and including the date of the applicable Redemption Notice to and including the last Trading Day prior to the Redemption Date specified in such Redemption Notice. Notwithstanding the foregoing or any other provision of this Indenture, a Redemption Conversion Period shall be deemed not to include any day that occurs within a Fundamental Change Conversion Period, and the Company shall not be obligated to pay any Redemption Premium in respect of, or otherwise by reason of, any conversion of Securities that gives rise to an obligation to pay Make-Whole Premium.

      "Redemption Premium" means, with respect to Securities to be redeemed pursuant to Article IV and with respect to Securities to be converted pursuant to Article XIII during a Redemption Conversion Period, the aggregate net present value of the remaining scheduled payments of interest that, but for the redemption or conversion of such Securities hereunder, would have accrued on such Securities during the period from the Redemption Date (in the case of a redemption) or the Conversion Date (in the case of a conversion) through the Stated Maturity, calculated using a discount rate equal to the Treasury Yield at 5:00 p.m. on the third Business Day preceding such Redemption Date or Conversion Date, as the case may be.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Initial Purchasers.

      "Responsible Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A or B of this Indenture, as applicable.

      "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

      "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

      "SEC" means the Securities and Exchange Commission.

      "Securities" has the meaning assigned to it in the preamble to this Indenture and shall include the Securities issued pursuant to Section 2.2 hereof.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securityholder" or "Holder" means a Person in whose name a Security is registered on the Registrar's books.

      "Series A Securities" has the meaning assigned to it in the preamble to this Indenture.

      "Series B Securities" has the meaning assigned to it in the preamble to this Indenture.

      "Significant Subsidiary" shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

      "Stated Maturity" when used with respect to any Security, means November 1, 2014.

      "Subsidiary" means any Person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

      "Subsidiary Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Securities pursuant to the terms of this Indenture.

      "Termination of Trading" shall be deemed to have occurred if the Common Stock or other Capital Stock into which the Securities are convertible is neither listed for trading on the NYSE, the AMEX nor approved for listing on the NASDAQ National Market or the NASDAQ SmallCap Market, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

      "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

      "Trading Day" means (x) if the applicable security is quoted on the Nasdaq National Market System, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the NYSE, the AMEX or another national securities exchange, a day on which the NYSE, the AMEX or such other national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available on the third Business Day prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Securities to the Stated Maturity; provided, however, that if the then remaining term of the Securities to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Securities to the Stated Maturity is less than one year, the Treasury Yield will be the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year.

      "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (other than by reason of the happening of any contingency).

      "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the principal United States securities market on which such security is traded (which is currently the NYSE with respect to the Common Stock) as reported by Bloomberg through its "Volume at Price" functions during the period beginning at 9:30:01 a.m. (New York City time) (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m. (New York City time) (or such other time as such market publicly announces is the official close of trading), or, if such exchange is not the principal securities exchange or trading market for such security, the dollar volume-weighted average price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if the dollar volume-weighted average price of such security is not reported for such security by Bloomberg, the average of the highest bid prices and the lowest ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders.

      Section 1.2 Other Definitions.

Term:                                                                Defined in:
----                                                                 ----------
"Agent Members"...................................................   Section 2.12(e)(v)
"Aggregate Cap"...................................................   Section 13.1(c)
"Aggregate Cap Allocation"........................................   Section 13.1(c)
"Available Treasury Shares" ......................................   Section 13.1(c)
"Bankruptcy Law"..................................................   Section 12.2
"beneficial owner"................................................   Section 3.4(j)
"Calculation Agent"...............................................   Section 6.1(b)
"Cash Settlement Amount"..........................................   Section 13.2
"Cash Settlement Notice Period"...................................   Section 13.2

Term:                                                                Defined in:
----                                                                 ----------
"Common Stock Restricted Securities Legend".......................   Section 13.12
"Company Notice"..................................................   Section 3.4(a)
"Conversion Agent"................................................   Section 2.3
"Conversion Block Liquidated Damages".............................   Section 13.1(c)
"Conversion Obligation"...........................................   Section 13.2
"Conversion Price"................................................   Section 13.1(a)
"Conversion Retraction Period"....................................   Section 13.2
"Depositary"......................................................   Section 2.1
"Effective Date"..................................................   Section 6.1(a)(i)
"Election of Holder to Require Repurchase"........................   Section 2.1
"Event of Default"................................................   Section 8.1
"Exchange Cap"....................................................   Section 13.1(c)
"Expiration Time".................................................   Section 13.3(f)
"Fundamental Change Repurchase Date"..............................   Section 3.2
"Fundamental Change Repurchase Notice"............................   Section 3.4(a)(iv)
"Fundamental Change Repurchase Price".............................   Section 3.2
"Holder's Conversion Notice"......................................   Section 13.2
"Initial Purchasers"..............................................   Section 2.15
"Legend"..........................................................   Section 2.6(f)
"Make-Whole Premium"..............................................   Section 6.1(a)(iii)
"Make-Whole Premium Table"........................................   Section 6.1(a)(iii)(C)
"Non-Converted Principal Amount"..................................   Section 13.2
"Non-Electing Share" .............................................   Section 13.4
"Notice of Default"...............................................   Section 8.1
"Optional Redemption Price".......................................   Section 4.1
"Paying Agent"....................................................   Section 2.3
"Purchasers"......................................................   Section 4.7
"Purchased Shares" ...............................................   Section 13.3(f)
"Redemption Date".................................................   Section 4.4(a)
"Redemption Notice"...............................................   Section 4.4(a)
"Registrar".......................................................   Section 2.3
"Repurchase Date".................................................   Section 3.1
"Repurchase Notice"...............................................   Section 3.4(b)
"Repurchase Price"................................................   Section 3.1
"Rule 144A Information"...........................................   Section 5.6
"Share Limitation"................................................   Section 13.1(b)
"Stockholder Approval"............................................   Section 13.1(c)
"Stock Price".....................................................   Section 6.1(a)(ii)
"Stock Price Cap" ................................................   Section 6.1(a)(iii)(B)
"Stock Price Threshold" ..........................................   Section 6.1(a)(iii)(A)
"transfer" .......................................................   Section 2.6(g)
"Trigger Event" ..................................................   Section 13.3(d)

      Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the Securities and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Securities and the Subsidiary Guarantees, respectively.

      All other TIA terms used in this Indenture that are not defined herein and that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

      Section 1.4 Rules of Construction. Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) "or" is not exclusive;

            (d) "including" means including, without limitation; and

            (e) words in the singular include the plural, and words in the plural include the singular.

      Section 1.5 Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and/or the Guarantors, as described in Section
      14.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in Section 1.5(b).

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the Registrar.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

            (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

      Section 2.1 Form and Dating. The Securities (including the form of election to require repurchase (the "Election of Holder to Require Repurchase") and the Trustee's certificate of authentication) shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have such other notations, legends or endorsements required by law, stock exchange rule or usage (provided, however, that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Company). The Company shall provide any such other notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

      The Securities shall initially be issued in the form of a Global Security, which shall be (a) substantially in the form of Exhibit A attached hereto, (b) registered in the name of DTC or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), (c) executed by the Company, and authenticated and delivered by the Trustee, in accordance with this Section 2.1 and with Section 2.2 and (d) deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary.

      Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and conversions. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee, the Registrar and the Depositary.

      Section 2.2 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signatures of individuals who were, at the time of the execution of the Securities, Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

      The Trustee shall authenticate and deliver for original issue, without any further action by the Company (notwithstanding anything to the contrary set forth in this Indenture), (a) on the Closing Date, Securities with an aggregate principal amount not to exceed $36,000,000 and (b) then thereafter in accordance with the provisions of Section 2.15, Securities (with an aggregate principal amount not to exceed $14,000,000) in an aggregate principal amount specified in one or more Company Orders (such Securities issued after the Closing Date, the "Additional Securities").

      The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

      Section 2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 5.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 5.5.

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7. The Company or any Subsidiary or an Affiliate of either of them may not act as Paying Agent, Registrar, Conversion Agent or co-registrar under this Indenture.

      The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

      Section 2.4 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

      Section 2.5 Securityholder Lists. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semi-annually on January 1 and July 1 all information in the possession or control of the Company as to the names and addresses of the Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders. The Trustee shall preserve in as current a form as is reasonably practicable all information received from the Company as to the names and addresses of Securityholders.

      Section 2.6 Transfer and Exchange.

            (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount and of like series. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange, other than exchanges pursuant to Section 2.9 not involving any transfer.

            At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount and series upon surrender of the Securities to be exchanged, together with a written instrument of exchange satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture.

            (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

            (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

            (d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

            (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

            (f) If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibits A and B setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not "restricted" within the meaning of Rule 144. Upon (i) provision of such satisfactory evidence or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its reasonable best efforts to reinstate the Legend.

            The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            (g) Notwithstanding the provisions of Section 2.6(a) above or
      Section 2.12(b) and (c) below, a pledge or other hypothecation of any Security to a bank or other financial institution that is either an accredited investor or a QIB, in connection with any bona fide margin agreement or other loan or financing arrangement shall not be deemed to constitute a "transfer" for purposes of this Indenture. Any foreclosure or other disposition of any Securities so pledged or otherwise hypothecated by such bank or other financial institution shall constitute a "transfer" for all purposes hereunder and shall be made only in accordance with the applicable provisions hereof.

      Section 2.7 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and series, bearing a certificate number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

      Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      Section 2.8 Outstanding Securities; Determination of Holder's Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article VIII and Article XI).

      If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent holds, in accordance with this Indenture, on the Business Day following a Repurchase Date or Fundamental Change Repurchase Date, or on Stated Maturity, money sufficient to pay Securities payable on that date, then immediately after such Repurchase

Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest and Liquidated Damages, if any, on such Securities shall cease to accrue.

      If a Security is converted in accordance with Article XIII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest, and Liquidated Damages, if any, shall cease to accrue on such Security.

      Section 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

      Section 2.10 Cancellation. All Securities surrendered for payment, purchased by the Company pursuant to Article III, conversion or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has repurchased, paid for or delivered to the Trustee for cancellation, or that any Holder has converted pursuant to Article XIII. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

      Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Repurchase Price or Fundamental Change Repurchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

      Section 2.12 Special Transfer Provisions.

            (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.12(a)(i) below,
      (B) transfers of a beneficial interest in a Global Security in exchange for a Certificated Security shall comply with Section 2.6, Section 2.12(a)(ii) below and Section 2.12(e)(i) below, and (C) transfers of a Certificated Security shall comply with Section 2.6 and Section 2.12(a)(iii) and (iv) below.

                  (i) Transfer of Global Security. A Global Security may not be
            transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, however, that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this
            Section 2.12(a).

                  (ii) Restrictions on Transfer of a Beneficial Interest in a
            Global Security in Exchange for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.12(e)(i) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                        (A) so long as the Securities are Restricted Securities,
                  certification in the form set forth in Exhibit C;

                        (B) written instructions to the Trustee to make, or
                  direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                        (C) if the Company so reasonably requests, an opinion of
                  counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

            then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

                  (iii) Transfer and Exchange of Certificated Securities. When
            Certificated Securities are presented to the Registrar with a request:

                        (y) to register the transfer of such Certificated
                  Securities; or

                        (z) to exchange such Certificated Securities for an
                  equal principal amount of Certificated Securities of other authorized denominations,

            the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                        (A) shall be duly endorsed or accompanied by a written
                  instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                        (B) so long as such Securities are Restricted
                  Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (1), (2) or (3) below, and are accompanied by the following additional information and documents, as applicable:

                              (1) if such Certificated Securities are being
                        delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                              (2) if such Certificated Securities are being
                        transferred to the Company, a certification to that effect; or

                              (3) if such Certificated Securities are being
                        transferred pursuant to an exemption from registration,
                        (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

                  (iv) Restrictions on Transfer of a Certificated Security for a
            Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

            Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                        (A) so long as the Securities are Restricted Securities,
                  certification, in the form set forth in Exhibit E, that either
                  (x) the Holder of such Certificated Security is a QIB and is exchanging its Certificated Security for an interest in the Global Security pursuant to Section 2.1 or (y) the Securities represented by such Certificated Security are being transferred in compliance with Rule 144A; and

                        (B) written instructions directing the Trustee to make,
                  or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

            (b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

            (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form reasonably acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

            (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, transfer, loan or other disposition of any Security; but subject to the provisions of Section 2.6(g) above.

            (e) The provisions of this paragraph (e) shall apply only to Global
      Securities:

                  (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided, however, that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (y) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (x) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (y) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii) Subject to the provisions of clause (v) below, the
            registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (iv) In the event of the occurrence of any of the events
            specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (v) Neither any members of, or participants in, the Depositary
            (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

      Section 2.13 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

      Section 2.14 Re-Issuance as Same Series. In the event the Company shall issue new Securities or replacement Securities in connection with any exchange, transfer or other re-issuance, the newly issued Securities shall be of the same series as the Securities surrendered in such transfer, exchange or other re-issuance.

      Section 2.15 Issuance of Additional Securities. The Company will be entitled to issue Securities under this Indenture in an aggregate principal amount of $36 million on the Closing Date and up to an additional aggregate principal amount not to exceed $14 million to the initial purchasers of the Securities on such date (the "Initial Purchasers"), or a later date, pursuant to the terms of the Purchase Agreement. Other than as set forth in the preceding sentence, the Company shall not issue any Securities under this Indenture.

                                  ARTICLE III

                            REPURCHASE OF SECURITIES

      Section 3.1 Purchase of Securities at Option of the Holder. Each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof on November 1, 2008 (the "Repurchase Date"), provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be outstanding after such repurchase is equal to $1,000 or an integral multiple of U.S. $1,000 in excess thereof), at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus interest (and Liquidated Damages, if any) accrued but unpaid to, but excluding, the Repurchase Date (the "Repurchase Price"), subject to the provisions of Section 3.3. At the option of the Company, the Repurchase Price may be paid in cash, or subject to the fulfillment by the Company of the conditions set forth in Section 3.3 and subject to the Share Limitation, by delivery of shares of Common Stock or a combination of cash and Common Stock. Each Holder whose Securities are repurchased pursuant to this
Section 3.1 shall receive the same percentage(s) of cash and/or shares of Common Stock in payment of the Repurchase Price for such Securities, except with regard to the payment of cash in lieu of fractional shares of Common Stock. The number of shares of Common Stock to be delivered shall equal such number of shares of Common Stock as have a fair market value (as determined under Section 3.3 hereof) equal to the percentage of the Repurchase Price to be paid in shares of Common Stock as set forth in the applicable Company Notice. At any time prior to the delivery of the applicable Company Notice, the Company may unilaterally irrevocably waive its right under this Section 3.1 to pay all or any portion of the Repurchase Price in shares of Common Stock by providing written notice of such waiver to the Trustee and the Holders.

      Section 3.2 Purchase of Securities at Option of the Holder upon a Fundamental Change. In the event that a Fundamental Change shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof (provided, however, that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be outstanding after such repurchase is equal to $1,000 or an integral multiple of $1,000 in excess thereof), on the date (the "Fundamental Change Repurchase Date") that is (i) in the event of a Fundamental Change arising from a Change of Control, on the first Business Day after expiration of the Fundamental Change Conversion Period and (ii) otherwise on the 35th Business Day after a Termination of Trading, at a repurchase price equal to 100% of the principal amount of the

Securities to be repurchased plus interest (and Liquidated Damages, if any) accrued but unpaid to, but excluding, the Fundamental Change Repurchase Date (the "Fundamental Change Repurchase Price"). Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article X, unless a Fundamental Change shall have occurred prior to such discharge. The Fundamental Change Repurchase Price shall be paid in cash; provided, that the Company shall have the option to pay the Fundamental Change Repurchase Price, subject to the fulfillment by the Company of the conditions set forth in Section
3.3 and subject to the Share Limitation, by delivery of shares of Common Stock or a combination of cash and Common Stock. Each Holder whose Securities are repurchased pursuant to this Section 3.2 shall receive the same percentage(s) of cash and/or shares of Common Stock in payment of the Fundamental Change Repurchase Price for such Securities, except with regard to the payment of cash in lieu of fractional shares of Common Stock. The number of shares of Common Stock to be delivered shall equal such number of shares of Common Stock as have a fair market value (as determined under Section 3.3 hereof) equal to the percentage of the Fundamental Change Repurchase Price to be paid in shares of Common Stock as set forth in the applicable Company Notice. At any time prior to the delivery of the applicable Company Notice, the Company may unilaterally irrevocably waive its right under this Section 3.2 to pay all or any portion of the Fundamental Change Repurchase Price in shares of Common Stock by providing written notice of such waiver to the Trustee and the Holders.

      Section 3.3 Conditions to the Company's Election to Pay the Repurchase Price or the Fundamental Change Repurchase Price in Common Stock. The Company may elect to pay all or any portion of the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, in shares of Common Stock if and only if the following conditions shall have been satisfied (or waived by the applicable Holder):

            (a) The shares of Common Stock deliverable in payment of the Repurchase Price, or the Fundamental Change Repurchase Price, as the case may be, shall not exceed the amount calculated pursuant to the provisions of Section 3.3(f) below. For purposes of this Article III only, the "fair market value" of shares of Common Stock means the product of (i) 0.97 times (ii) the arithmetic average of the Closing Prices per share of the Common Stock for the fifteen (15) consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, appropriately adjusted to take into account the occurrence, during such fifteen (15) Trading Day period, of any event described in Section 13.3;

            (b) The Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, shall be paid only in cash (1) in the event of a Termination of Trading or (2) in the event that any shares of Common Stock to be issued upon repurchase of Securities hereunder (i) require registration or approval under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the delivery of the Company Notice and such completion and effectiveness is not maintained from after delivery of such Company Notice to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, or (ii) require registration or qualification under any state securities law before such shares may be validly issued or delivered upon repurchase and if such registration or qualification is not completed or does not become effective prior to the delivery of the applicable Company Notice and such completion and effectiveness is not maintained from after delivery of such Company Notice to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, or (iii) violates any Federal or state securities laws;

            (c) The shares of Common Stock to be issued in respect of the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, is, or shall have been, listed or approved for listing on the NYSE, the AMEX, the NASDAQ National Market or the NASDAQ SmallCap Market, in either case, prior to the delivery of the applicable Company Notice;

            (d) The Company shall have sufficient authorized but unissued (or issued but not outstanding) shares of Common Stock (or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted under the terms of this Indenture in which the Company is not the surviving entity, out of the authorized but unissued Common Stock of the surviving entity or its direct or indirect parent entity) to issue the shares of Common Stock to be issued upon repurchase of the Securities on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, and, such Common Stock will upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive rights;

            (e) The Company has timely given a Company Notice containing all the information required under Section 3.4 and such Company Notice shall set forth the percentage of the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, stated in a total principal amount as if all of the Securities then outstanding shall be redeemed on the applicable Repurchase Date or the applicable Fundamental Change Repurchase Date, as the case may be, that will be paid in shares of Common Stock;

            (f) The total principal amount to be paid in shares of Common Stock shall not exceed 20% of the product of (x) the total daily trading volume of the Common Stock as reported by Bloomberg through its "HP" function during the ten Trading Days immediately preceding the date of delivery of the Company Notice and (y) the arithmetic average of the Weighted Average Price per share of Common Stock on each of such ten Trading Days as reported by Bloomberg through its "HP" function; and

            (g) The Trustee shall receive at the time of delivery of the applicable Company Notice and just prior to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, (i) an Officer's Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (ii) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in respect of the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture, will be validly issued, fully paid and non-assessable and (iii) an

      Officer's Certificate stating that the conditions to the issuance of the shares of Common Stock have been satisfied.

Promptly after determination of the actual number of shares of Common Stock to be issued upon repurchase of Securities, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

      Section 3.4 Notices; Method of Exercising Repurchase Right, Etc.

            (a) Unless the Company shall have theretofore called for redemption all of the outstanding Securities, the Company shall give to the Trustee, the Paying Agent and all Holders of Securities, in the manner provided in this Section 3.4, notice (the "Company Notice") (i) on or before the 20th Business Day prior to the Repurchase Date or, in the event of a Fundamental Change arising from a Change of Control, the anticipated Effective Date (but in no event earlier than 45 days prior to the Repurchase Date or anticipated Effective Date, as the case may be), and
      (ii) within 15 Business Days after the Company knows or reasonably should know of the occurrence of a Fundamental Change that arises as a result of any Termination of Trading. Prior to or concurrently with the delivery of any Company Notice, the Company will issue a press release or publish such information on the Company's then existing website including the information required to be included in such Company Notice hereunder. The Company shall also deliver a copy of any Company Notice to the Trustee. At the request and expense of the Company on or before the fifth Business Day prior to the date on which the Company Notice is to be mailed, the Trustee shall give the Company Notice to the Holders.

      Each Company Notice shall state:

                  (i) the Repurchase Date or the Fundamental Change Repurchase
            Date, as the case may be,

                  (ii) the date by which the repurchase right must be exercised,

                  (iii) the Repurchase Price or the Fundamental Change
            Repurchase Price, as the case may be, and whether the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, shall be paid by the Company in cash or by delivery of shares of Common Stock, or a specified combination thereof and the percentage of the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, stated in a total principal amount as if all of the Securities then outstanding shall be redeemed on the applicable Repurchase Date or the applicable Fundamental Change Repurchase Date, as the case may be, that will be paid in shares of Common Stock (which indication shall be irrevocable, subject to the satisfaction (or waiver) of the conditions set forth in Section 3.3),

                  (iv) if the notice relates to the occurrence of a Fundamental
            Change, the events causing the Fundamental Change, the date of the Fundamental Change and that the Securities with respect to which a Holder gives a Repurchase Notice with respect to a Fundamental Change (a "Fundamental Change Repurchase Notice") may be converted only if the Holder withdraws the Repurchase Notice as to such converted Securities in accordance with the terms of this Indenture,

                  (v) a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, and accrued but unpaid interest (and Liquidated Damages), if any, to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be,

                  (vi) that on the Repurchase Date or the Fundamental Change
            Repurchase Date, as the case may be, the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, and accrued but unpaid interest (and Liquidated Damages), if any, to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

                  (vii) the Conversion Price then in effect,

                  (viii) the place or places that the Security certificate
            (including the Election of Holder to Require Repurchase attached thereto) and the Repurchase Notice (as defined below) shall be delivered, and, if the Security is a Restricted Security, the place or places that the Transfer Certificate in the form set forth in Exhibit C, required by Section 2.12 shall be delivered,

                  (ix) the name and address of the Paying Agent and Conversion
            Agent, and

                  (x) the respective percentages of any Make-Whole Premium that will be paid (as contemplated by Section 6.1(b)) in shares of Common Stock and in cash (which indication shall be irrevocable), subject to the satisfaction (or waiver) of the conditions set forth in
            Section 6.1(c)), in the event that a Holder should, in lieu of electing to have Securities repurchased on the Fundamental Change Repurchase Date, elect to convert such Securities during the Fundamental Change Conversion Period, and

                  (xi) any other information to be included therein pursuant to
            Section 6.1.

      No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

      If any of the foregoing provisions or other provisions of this Article III are inconsistent with applicable law, such law shall govern.

            (b) To exercise a repurchase right pursuant to Section 3.1 or
      Section 3.2, a Holder shall deliver to the Paying Agent (i) written notice (a "Repurchase Notice") of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased (which portion must be in principal amounts of $1,000 or a whole multiple of $1,000) and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered), if certified, the certificate numbers of the Securities to be repurchased, and a statement that an election to exercise the repurchase right pursuant to the terms and conditions specified in the Securities and the Indenture is being made thereby, and, in the event that any portion of the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) book-entry transfer or delivery of such Security to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor or the Fundamental Change Repurchase Price therefor, as the case may be; provided, however, that such Repurchase Price or Fundamental Change Repurchase Price, as the case may be, shall be so paid pursuant to this Section 3.4(b) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice. In the case of a repurchase right pursuant to Section 3.1 and Section 3.2, such delivery shall be at any time from the opening of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the second Business Day prior to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, subject to extension to comply with applicable law.

      A repurchase notice given by a Holder in accordance with this Section 3.4(b) may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the day that is one Business Day before the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, specifying:

                  (i) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary procedures if Certificated Securities have not been issued,

                  (ii) the principal amount of the Security with respect to
            which such notice of withdrawal is being submitted, and

                  (iii) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

      The Company may, in its sole and complete discretion, accept a written notice of withdrawal on or after the close of business on the day that is one Business Day prior to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be. The decision of the Company to accept or reject such a withdrawal notice shall be conclusive and binding on the Holder proposing to make the withdrawal.

            (c) There shall be no purchase of any Securities pursuant to this
      Article III if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Securities (i) with respect to which a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture or (ii) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be) in which case, upon such return, the Repurchase Notice or the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

            (d) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, in cash and/or shares of Common Stock, subject to and as provided in Section 3.3 and subject to the Share Limitation, for payment to the Holder on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, together with accrued and unpaid interest to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, payable with respect to the Securities as to which the repurchase right has been exercised.

            (e) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be with respect to such Security shall, until so repurchased, bear interest to the extent permitted by applicable law from the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, at a rate equal to the Interest Rate on the Security plus 1% per annum, and such Security shall remain convertible into Common Stock until the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, plus any default interest accrued under this Section 3.4(e), shall have been paid or duly provided for.

            (f) Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

            (g) Any issuance of shares of Common Stock in respect of the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be.

            (h) No fractional shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, shall be payable in shares of Common Stock, then the number of full shares that shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock that would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section 3.4(h), the current market price of a share of Common Stock is the Closing Price Per Share on the most recent Trading Day immediately preceding the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be.

            (i) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty that may be payable in respect of (1) income of the Holder or (2) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

            (j) If shares of Common Stock to be delivered upon repurchase of a Restricted Security are to be registered in a name other than that of the "beneficial owner" of such Security (determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the SEC pursuant to the Exchange Act), then such Holder must deliver to the Trustee a Transfer Certificate in the form set forth in Exhibit C, dated the date of surrender of such Restricted Security and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Registrar or Transfer Agent or other agents shall be required to register in a name other than that of the beneficial owner shares of Common Stock issued upon repurchase of any such Restricted Security not so accompanied by a properly completed Transfer Certificate.

            (k) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee.

      Section 3.5 Deposit of Repurchase Price or Fundamental Change Repurchase Price. Prior to 10:00 a.m. (New York City time) on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Paying Agent (or if the Company is the Paying Agent, shall segregate and hold in trust) cash and/or Common Stock (if permitted pursuant to
Section 3.3) sufficient to pay the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash or Common Stock made pursuant to this Section 3.5.

      Section 3.6 Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 3.1 and Section 3.2 hereof (provided, however, that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.1 and Section 3.2 to be exercised in the time and in the manner specified in Section 3.1 and Section 3.2.

                                   ARTICLE IV

                            REDEMPTION OF SECURITIES

      Section 4.1 Optional Redemption. The Securities are not redeemable prior to November 1, 2008. On and after November 1, 2008, the Company may, at its option, redeem the Securities in whole at any time or in part from time to time, on any date prior to the Stated Maturity of the Securities upon at least 30 days' notice and not more than 60 days' notice given in the manner set forth in
Section 4.4, at a redemption price (the "Optional Redemption Price") equal to the sum of (i) 100% of the principal amount of the Securities to be redeemed plus (ii) interest (and Liquidated Damages, if any) accrued but unpaid to, but excluding the Redemption Date, plus (iii) the Redemption Premium; provided that such redemption may only occur if, (x) on the date that the Company gives such notice, the Closing Price Per Share for at least 20 Trading Days of the 30 consecutive Trading Days immediately preceding such date is at least 150% of the Conversion Price then in effect, appropriately adjusted to take into account the occurrence, during such 30 Trading Day period, of any event described in Section
13.3 and (y) on the date that the Company delivers such Company Notice through the date of redemption, the Common Stock issuable upon conversion of the Securities is either (1) covered by a registration statement covering resales thereof that is effective and available for use and is expected to remain effective and available for use for the 30 days following the date of such notice or (2) eligible to be resold by non-affiliates pursuant to Rule 144(k) under the Securities Act.

      Each Holder who elects to convert Securities pursuant to the provisions of
Article XIII during a Redemption Conversion Period shall be entitled to receive the Redemption Premium in respect of the Securities so converted as provided in
Section 6.1.

      Section 4.2 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of any of the Securities, the Company shall, at least 35 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, the Optional Redemption Price and whether, if Holders elect to convert their Securities during the Redemption Conversion Period, the Redemption Premium will be payable in cash or shares of Common Stock or a specified combination thereof, and, if less than all the Securities are being redeemed, the principal amount of the Securities to be redeemed.

      Section 4.3 Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected (in principal amounts of $1,000 or integral multiples thereof) by the Trustee on a pro rata basis, treating the Series A Securities and the Series B Securities as a single series within five Business Days after it receives the notice described in Section 4.2, from the outstanding Securities not previously called for redemption. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption pursuant to this Section 4.3 and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

      Section 4.4 Notice of Redemption. Notice of redemption (a "Redemption Notice") shall be given by the Company in the manner provided in this Section
4.4 to the Trustee, the Paying Agent and the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date, and such notice shall be irrevocable. The Company shall, concurrently with the giving of such notice, publish a press release including the information required to be included in such Redemption Notice hereunder.

      All Redemption Notices shall state:

            (a) the date of redemption (the "Redemption Date"),

            (b) the Optional Redemption Price and the amounts attributable to each element thereof, as specified in clause (i), (ii) and (iii) of the definition of "Optional Redemption Price" in Section 4.1,

            (c) whether, if Holders elect to convert their Securities during the Redemption Conversion Period, the Redemption Premium will be paid in cash or shares of Common Stock or in a specified combination thereof,

            (d) if less than all outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities that will be outstanding after such partial redemption,

            (e) that on the Redemption Date the Optional Redemption Price will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

            (f) the Conversion Price, that the right to convert the Securities to be redeemed will terminate on the Redemption Date and the places where such Securities may be surrendered for conversion,

            (g) the place or places where such Securities are to be surrendered for payment of the Optional Redemption Price; and

            (h) the CUSIP numbers of the Securities to be redeemed.

In case of a partial redemption, the notice shall specify the serial and CUSIP numbers (if any) and the portions thereof called for redemption and that transfers and exchanges may occur on or prior to the Redemption Date.

      Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name of and at the expense of the Company. Notice of redemption of Securities to be redeemed at the election of the Company received by the Trustee shall be given by the Trustee to each Paying Agent in the name of and at the expense of the Company.

      Section 4.5 Deposit of Redemption Price. On or prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Optional Redemption Price of all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit. If any Security called for redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Security shall be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

      Section 4.6 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Optional Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Optional Redemption Price) such Securities shall cease to bear interest. Upon surrender of any Security for redemption in accordance with said notice such Security shall be paid by the Company at the Optional Redemption Price.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Optional Redemption Price with respect to such Security, to the extent permitted by applicable law, shall, until paid, bear interest from the Redemption Date at a rate equal to the Interest Rate on the Security plus 1% per annum and such Security shall remain convertible into Common Stock until the Optional Redemption Price plus any default interest accrued under this Section 4.6, shall have been paid in full or duly provided for.

      Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or an office or agency of the Company designated for that purpose pursuant to Section 5.5 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of like series and of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. Upon redemption, interests in Global Securities shall be reduced in accordance with the Applicable Procedures.

      Section 4.7 Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities to be redeemed by an agreement with one or more investment bankers or other purchasers (the "Purchasers") to purchase such securities by paying to the Trustee in trust for the Holders, on or before 10:00 a.m. (New York City time) on the Redemption Date, an amount not less than the applicable Optional Redemption Price. Notwithstanding anything to the contrary contained in this Article IV, the obligation of the Company to pay the Optional Redemption Price shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XIII) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                   ARTICLE V

                                   COVENANTS

      Section 5.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) on the applicable date by the Company. Principal amount plus accrued interest, if any, including the Repurchase Price, the Fundamental Change Repurchase Price, the Optional Redemption Price, Liquidated Damages, if any, and interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

      Section 5.2 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it is required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a), whether or not the Securities are governed by the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates). At any time when the Company is not subject to Section 13 of 15(d) of the Exchange Act, the Company shall furnish to the Trustee (i) quarterly financial statements on or before the 45th day after the end of each fiscal quarter that are substantially equivalent to those the Company would be required to file with the SEC in a Quarterly Report on Form 10-Q, (ii) annual financial statements on or before the 90th day after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the SEC in an Annual Report on Form 10-K, including a report thereon by the Company's certified independent accountants,
(iii) accompanying each of the financial statements required by (i) and (ii) above, information substantially equivalent to that required by Regulation S-K
Item 303, "Management Discussion and Analysis of Financial Condition and Results of Operations;", and (iv) all reports that are substantially equivalent to that which would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, provided, that in each case the delivery of materials to the Trustee by electronic means shall be deemed "furnished" to the Trustee for purposes of this Section 5.2; provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i),
(ii), (iii) and (iv) above if it files such information with the SEC (if the SEC will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.

      Notwithstanding anything to the contrary set forth in this Indenture, the obligations of the Company set forth in the immediately preceding paragraph shall commence on December 15, 2004, and the Company shall be under no obligation to comply with the provisions of the immediately preceding paragraph before such date.

      Section 5.3 Compliance Certificate. The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee on or before the 120th day after the end of each fiscal year of the Company (beginning with the fiscal year ending on September 30, 2005) an Officers' Certificate which complies with the requirements of the TIA, stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

      The Company will promptly deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

      Section 5.4 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      Section 5.5 Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of The Bank of New York, a New York banking corporation, at 101 Barclay St., 8th Floor West, New York, New York 10286, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

      Section 5.6 Delivery of Certain Information. Upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company and the Guarantors will promptly furnish or cause to be furnished Rule 144A Information (as defined below) and any reports required to be filed by them under the Exchange Act or the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

      Section 5.7 Existence. Subject to Article VII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

      Section 5.8 Resale of Certain Securities. During the period beginning on the Issue Date and ending on the date that is two years from the Issue Date, the Company shall not, and shall not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

      Section 5.9 Liquidated Damages Under the Registration Rights Agreement. If at any time Liquidated Damages become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such Liquidated Damages are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to such Liquidated Damages, the Company shall deliver to the Trustee a certificate setting forth particulars of such payment.

      Section 5.10 Information for IRS Filings. Upon request, the Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Securities.

      Section 5.11 Additional Subsidiary Guarantees. If, after the date of this Indenture, any Domestic Subsidiary of the Company that is not a Guarantor shall be a Significant Subsidiary, then the Company shall cause such Significant Subsidiary to become a Guarantor by executing a supplemental indenture in substantially the form of Exhibit H hereto, and the Company shall deliver an Opinion of Counsel satisfactory to the Trustee, within 10 Business Days of the date on which such Domestic Subsidiary became a Significant Subsidiary to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Significant Subsidiary and constitutes a valid and binding agreement of that Significant Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).

      Section 5.12 Book-Entry System. If the Securities cease to be traded in the Depositary's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make other book entry arrangements that it determines are reasonable for the Securities.

                                   ARTICLE VI

                    MAKE-WHOLE PREMIUM AND REDEMPTION PREMIUM

      Section 6.1 Entitlement to Make-Whole Premium and Redemption Premium. If a Fundamental Change occurs, Holders who convert their Securities (in accordance with the provisions of Article XIII) during the Fundamental Change Conversion Period in which such Fundamental Change occurs shall receive from the Company the Make-Whole Premium upon such conversion. If a Redemption Notice has been provided in accordance with the provisions of Section 4.4, Holders who convert their Securities (in accordance with the provisions of Article XIII) during the Redemption Conversion Period beginning on the date of such Redemption Notice shall receive from the Company the Redemption Premium upon such conversion, and Holders who do not convert their Securities during the Redemption Conversion Period shall receive from the Company the Redemption Premium upon redemption in accordance with Article IV.

            (a) The Make-Whole Premium shall be determined as follows:

                  (i) "Effective Date" means the date that the applicable
            Fundamental Change becomes effective.

                  (ii) "Stock Price" means the price per share of Common Stock, determined as follows:

                        (A) if, in connection with a transaction constituting a
                  Fundamental Change, holders of Common Stock receive only cash pursuant to such Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; or

                        (B) in all other circumstances, the Stock Price shall be
                  the arithmetic average of the Closing Prices Per Share of the Common Stock on the five Trading Days prior to, but not including, the Effective Date.

                  (iii) "Make-Whole Premium" means a number of additional shares of Common Stock to be received upon conversion per $1,000 principal amount of Securities during a Fundamental Change Conversion Period, equal to:

                        (A) if the Stock Price is less than $2.16 (subject to
                  adjustment pursuant to Section 6.3) (the "Stock Price Threshold"), no shares;

                        (B) if the Stock Price is more than $36.00 (subject to
                  adjustment pursuant to Section 6.3) (the "Stock Price Cap"), no shares; and

                        (C) otherwise, consideration as determined in accordance
                  with the provisions of this Section 6.1 having a value equal to the number of shares of Common Stock set forth in the following table (the "Make-Whole Premium Table") corresponding to the Stock Price and the Effective Date applicable pursuant to the terms hereof, to the Fundamental Change to be consummated during such Fundamental Change Conversion Period.

STOCK PRICE           $   2.16   $   2.17   $   2.44   $   2.71   $   2.98   $   3.25   $   6.00   $   9.00   $  12.00   $  15.00
-----------           --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
EFFECTIVE DATE
November 24, 2004         0.00     155.25     131.97     113.73      99.94      89.04      39.76      22.04      13.74       9.07

November 15, 2005         0.00     155.12     131.81     113.52      99.09      88.16      38.72      21.51      13.46       8.93

November 15, 2006         0.00     154.90     131.74     113.43      98.78      86.91      37.48      20.84      13.09       8.73

November 15, 2007         0.00     154.66     131.62     113.18      97.75      85.39      35.72      19.84      12.51       8.37

November 15, 2008         0.00     154.30     118.48     102.06      89.20      78.89      33.34      18.46      11.68       7.85

November 15, 2009         0.00     137.89     115.27      98.20      84.99      74.53      30.19      16.61      10.55       7.14

November 15, 2010         0.00     136.16     111.85      93.76      79.95      69.18      26.14      14.21       9.06       6.17

November 15, 2011         0.00     134.33     107.53      87.91      73.21      61.97      20.77      11.09       7.12       4.90

November 15, 2012         0.00     133.31     102.55      80.42      64.23      52.21      13.82       7.21       4.70       3.29

November 15, 2013         0.00     133.20      96.96      70.00      50.88      37.35       4.80       2.49       1.67       1.19

November 15, 2014         0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00

STOCK PRICE           $  18.00   $  21.00   $  24.00   $  27.00   $  30.00   $  33.00   $  36.00
-----------           --------   --------   --------   --------   --------   --------   --------
EFFECTIVE DATE
November 24, 2004         6.18       4.27       2.96       2.04       1.39       0.91       0.00

November 15, 2005         6.11       4.24       2.96       2.02       1.38       0.90       0.00

November 15, 2006         6.00       4.18       2.93       2.01       1.38       0.90       0.00

November 15, 2007         5.78       4.05       2.84       1.99       1.37       0.89       0.00

November 15, 2008         5.44       3.82       2.69       1.89       1.30       0.87       0.00

November 15, 2009         4.98       3.52       2.49       1.75       1.21       0.81       0.00

November 15, 2010         4.33       3.08       2.19       1.54       1.06       0.71       0.00

November 15, 2011         3.47       2.48       1.77       1.25       0.86       0.56       0.00

November 15, 2012         2.36       1.71       1.23       0.87       0.59       0.39       0.00

November 15, 2013         0.87       0.64       0.46       0.33       0.22       0.13       0.00

November 15, 2014         0.00       0.00       0.00       0.00       0.00       0.00       0.00

If the Stock Price is between two Stock Price amounts on the Make-Whole Premium Table or the Effective Date is between two dates on the Make-Whole Premium Table, the Make-Whole Premium shall be determined by straight-line interpolation between the number of additional shares set forth in the Make-Whole Premium Table for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year. The Stock Prices set forth in the column headers are subject to adjustment pursuant to Section 6.3.

            (b) Subject to Section 6.1(c) and the Share Limitation, the Company may pay any Make-Whole Premium required pursuant to Section 6.1(a): (i) in shares of Common Stock (other than cash paid in lieu of fractional shares), (ii) in cash, (iii) in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change; or (iv) in any combination of the foregoing. The Company Notice delivered pursuant to Section 3.4 in connection with the Fundamental Change shall state the percentage of any Make-Whole Premium, stated in total principal amount as if all Securities then outstanding shall be converted during the Fundamental Change Conversion Period, that will be paid in shares of Common Stock (which indication shall be irrevocable). If holders of Common Stock have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a share of Common Stock has been converted shall be deemed to equal the same percentage of each form of consideration as encompasses the aggregate consideration distributed in respect of all shares of Common Stock participating in the distribution. Unless the Company gives notice to the contrary, the Make-Whole Premium shall be paid in shares of Common Stock (or, if applicable, in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change). The amount of cash to be received shall equal the product of (i) the portion of the Make-Whole Premium to be paid in cash expressed as a number of shares of Common Stock and (ii) the Stock Price.

            The Company, in its sole discretion, may elect to pay all or any portion of any Redemption Premium required pursuant to Section 6.1(a) to be paid upon the conversion of Securities as described in Section 13.1 within the Redemption Conversion Period (i) in shares of Common Stock (other than cash paid in lieu of fractional shares), (ii) in cash or (iii) in any combination of the foregoing, in accordance with the provisions of
      Article XIII.

            The Company may from time to time appoint a calculation agent with respect to the calculation of the Make-Whole Premium (the "Calculation Agent"). The Calculation Agent shall, on behalf of and upon request by the Company or the Trustee, calculate (A) the Stock Price and (B) the Make-Whole Premium with respect to such Stock Price based on the Effective Date specified by the Company or the Trustee and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within five Business Days of the request by the Company or the Trustee. The Company, or at the Company's request, the Trustee in the name and at the expense of the Company, (X) shall notify the Holders of the Stock Price and the estimated Make-Whole Premium per $1,000 principal amount of Securities with respect to a Fundamental Change as part of the Company Notice delivered in connection with a Fundamental Change in accordance with Section 3.4 and (Y) shall notify the Holders promptly upon the opening of business on the Effective Date of the consideration expressed as the number of additional shares (or, at the option of the Company, cash or other securities, assets or property into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be delivered in respect of the Make-Whole Premium, if any, payable in connection with conversions during the Fundamental Change Conversion Period.

            (c) Provided that the Company has timely given a Company Notice containing all the information required under Section 3.4 and subject to compliance with the Share Limitation, the Company may elect to pay all or any portion of the Make-Whole Premium in Common Stock rather than cash, if and only if the following conditions shall have been satisfied (or waived by the applicable Holder):

                  (i) From and after the delivery of the Company Notice relating to the Make-Whole Premium through the payment of the Make-Whole Premium, (i) the shares of Common Stock to be issued in connection with the Make-Whole Premium are (x) either registered, approved and/or qualified, as applicable, or exempt from any such registration, approval and qualification, as applicable, under applicable federal and state securities law such that such shares of Common Stock shall be upon issue validly issued and delivered in accordance with applicable federal and state securities laws and not subject to any transfer restrictions under the Securities Act or other securities laws and (y) listed or approved for listing on the NYSE, the AMEX, the Nasdaq National Market or The Nasdaq SmallCap Market; and (ii) there shall be sufficient authorized but unissued (or issued but not outstanding) shares of Common Stock to issue the shares of Common Stock in connection with the Make-Whole Premium, and such Common Stock will upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights; and

                  (ii) The Trustee shall receive at the time of delivery of the applicable Company Notice and just prior to the date of payment of the Make-Whole Premium, (i) an Officer's Certificate stating that the terms of the issuance of such shares of Common Stock are in conformity with this Indenture, (ii) an Opinion of Counsel to the effect that the shares of Common Stock in respect of the Make-Whole Premium have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture, will be validly issued, fully paid and non-assessable and (iii) an Officer's Certificate stating that the conditions to the issuance of the shares of Common Stock have been satisfied.

      In the event of a Fundamental Change where the Company is not the surviving entity, for each conversion by a Holder after the Effective Date, such Holder shall receive in lieu of each share of Common Stock payable as part of the Make-Whole Premium, consideration in the form and amount payable in respect of a share of Common Stock pursuant to such Fundamental Change (provided that any securities that are issuable as part of such consideration shall meet the conditions set forth in this Section 6.1(c) as if such securities were "Common Stock" under this Section 6.1(c)).

            Promptly after determination of the actual number of shares of Common Stock to be issued in respect of the Make-Whole Premium, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information or publish this information on the Company's web site or through such other public medium as the Company may use at that time.

      Section 6.2 Payment of Make-Whole Premium and Redemption Premium. On or prior to 10:00 a.m. (New York City time) on the sixteenth (16th) Trading Day following the Effective Date, the Company will deposit with the Trustee or with one or more Paying Agents additional shares of Common Stock and/or cash sufficient to satisfy the entitlement of the Holders of Securities under Section
6.1 to receive a Make-Whole Premium. Payment of the Make-Whole Premium pursuant to Section 6.1 to Holders of Securities surrendered for conversion within a Fundamental Change Conversion Period will be made promptly following the later of the Effective Date of the Fundamental Change and the date of such surrender for conversion, as the case may be, by delivering entitlements to securities, mailing checks in respect of cash and/or delivering other assets or property for the amount payable to the Holders of such Securities entitled thereto as they (and their addresses) shall appear in the security register. To the extent that the aggregate number of shares of Common Stock or amount of cash deposited by the Company pursuant to this Section 6.2 exceeds the aggregate entitlement to receive the Make-Whole Premium under Section 6.1 of the Holders of Securities that are converted during a Fundamental Change Conversion Period, then, promptly after the end of the Fundamental Change Conversion Period, as the case may be, the Paying Agent shall return any such excess to the Company.

      If the Company elects to pay all or any portion of the Redemption Premium required pursuant to the provisions of Section 6.1 to be paid upon the conversion of Securities as described in Section 13.1 within the Redemption Conversion Period in cash, the Company will deposit with the Trustee or with one or more Paying Agents cash sufficient to satisfy the portion of the entitlement of the Holders of Securities under Section 6.1 to such Redemption Premium to be paid in cash. Payment of such all or a portion of such entitlement in the form of cash pursuant to Section 6.1 to Holders of Securities surrendered for conversion within a Redemption Conversion Period will be made promptly following the Conversion Date (but in no event later than the Redemption Date immediately following the Redemption Conversion Period) by mailing checks in respect of cash for the amount payable to the Holders of such Securities entitled thereto as they (and their addresses) shall appear in the security register. To the extent that the aggregate amount of cash deposited by the Company pursuant to this
Section 6.2 exceeds the aggregate entitlement to receive the Redemption Premium under Section 6.1 of the Holders of Securities that are converted during a Redemption Conversion Period, then, promptly after the end of the Redemption Conversion Period, the Trustee or such Paying Agent shall return any such excess to the Company. If the Company elects to pay all or any portion of the Redemption Premium in shares of Common Stock, the number of shares of Common Stock to be issued upon conversion of Securities during a Redemption Conversion Period shall be increased pursuant to the provisions of Section 13.1.

      Section 6.3 Adjustment to the Make-Whole Premium. Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 13.3, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Make-Whole Premium Table shall be adjusted by multiplying each such amount by a fraction the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to such adjustment. If an adjustment is made to the Conversion Price pursuant to
Section 13.3, the number of additional shares as set forth in each entry on the Make-Whole Premium Table shall be adjusted by multiplying each such amount by a fraction the numerator of which is the Conversion Price immediately prior to such adjustment and the denominator of which is the Conversion Price as so adjusted.

                                  ARTICLE VII

                              SUCCESSOR CORPORATION

      Section 7.1 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

            (a) either (1) the Company shall be the continuing corporation or
      (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the all or substantially all of the properties and assets of the Company (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

            (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

            (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 11.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

      Section 8.1 Events of Default. So long as any Securities are outstanding, each of the following shall be an "Event of Default":

            (a) default in the payment of the principal amount on any Security when the same becomes due and payable, whether at Stated Maturity, upon redemption or repurchase or otherwise;

            (b) default in the payment of the Make-Whole Premium, if any, when due and payable;

            (c) default in the payment of any accrued and unpaid interest, or the payment of any Liquidated Damages, if any, on any Security, or any other amount due on any Securities (other than those referred to in clauses (a) and (b) above), in each case when due and payable, and continuance of such default for a period of 30 days;

            (d) failure by the Company or any Guarantor to comply with any of their respective agreements or covenants in the Securities or this Indenture (other than those referred to in clauses (a) through (c) above) and such failure continues for a period of 30 consecutive days after receipt by the Company of a Notice of Default;

            (e) except as provided in Section 8.1(b), the failure to deliver shares of Common Stock, together with cash instead of fractional shares, when those shares of Common Stock or cash instead of fractional shares is required to be delivered following conversion of a Security, and that failure continues for a period of 10 days;

            (f) a default under any Indebtedness for money borrowed by the Company or any Guarantor having a principal amount then outstanding, individually or in the aggregate, of $25 million or more, for a period of 30 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 50% in aggregate principal amount of the Securities then outstanding, which default results in the acceleration of such Indebtedness, unless such acceleration is waived, cured, rescinded or annulled or unless such Indebtedness is discharged;

            (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Subsidiaries in an aggregate amount in excess of $25 million which remains unstayed, undischarged or unbonded for a period of 60 days thereafter;

            (h) the Company fails to timely provide a Company Notice in connection with a Fundamental Change in accordance with Section 3.4;

            (i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary that is a Significant Subsidiary, in an involuntary case or proceeding under the Bankruptcy Code or any other applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary that is a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary that is a Significant Subsidiary, under the Bankruptcy Code or any other applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (j) the commencement by the Company or any Subsidiary that is a Significant Subsidiary, of a voluntary case or proceeding under the Bankruptcy Code or any other applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Subsidiary that is a Significant Subsidiary, to the entry of a decree or order for relief in respect of the Company or any Subsidiary that is a Significant Subsidiary, in an involuntary case or proceeding under the Bankruptcy Code or any other applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any Subsidiary that is a Significant Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any Subsidiary that is a Significant Subsidiary, of an assignment for the benefit of creditors, or the admission by the Company or any Subsidiary that is a Significant Subsidiary, in writing of its inability to pay its debts generally as they become due.

            A Default under Section 8.1(d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in Section 8.1(d) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

            The Trustee shall, on or before the 90th day after the occurrence of a Default, give to the Holders of the Securities notice of all uncured Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a Default under Section 8.1(a),(b) or (c).

      Section 8.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 8.1(i) or (j) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest, and Liquidated Damages, if any, on all the Securities to be immediately due and payable in cash. To the extent permitted by applicable law, if an Event of Default specified in Section 8.1(i) or (j) occurs, the principal amount plus accrued and unpaid interest, and Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Majority Holders or the Holders originally causing such acceleration, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not violate any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, and Liquidated Damages, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      Section 8.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, including the Repurchase Price, the Fundamental Change Repurchase Price, the Optional Redemption Price, the Redemption Premium, the Make-Whole Premium and Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      Section 8.4 Waiver of Past Defaults. The Majority Holders, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (i) an Event of Default described in Section 8.1(a), Section 8.1(b) or Section 8.1(c), (ii) a Default in respect of a provision that under Section 11.2 cannot be amended without the consent of each Securityholder affected or (iii) a Default which constitutes a failure to deliver shares of Common Stock upon conversion of any Security in accordance with the terms of Article XIII. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 8.5 Control by Majority. The Majority Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that violates law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 8.5 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 8.6 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (b) the Majority Holders make a written request and offer indemnification reasonably satisfactory to the Trustee to pursue the remedy;

            (c) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

            (d) the Majority Holders do not give the Trustee a direction inconsistent with the request during such 60-day period.

      A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

      Section 8.7 Rights of Holders to Receive Payment. The right of any Holder to receive payment of the principal amount, the Repurchase Price, the Fundamental Change Repurchase Price, the Optional Redemption Price, the Make-Whole Premium, the Redemption Premium and Liquidated Damages, if any, or interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article XIII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

      Section 8.8 Collection Suit by Trustee. If an Event of Default described in Section 8.1(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

      Section 8.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Repurchase Price, Fundamental Change Repurchase Price, Make-Whole Premium, Liquidated Damages, if any, or interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of the principal amount, Repurchase Price, Fundamental Change Repurchase Price, Make-Whole Premium, Liquidated Damages, if any or interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 8.10 Priorities. If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

      FIRST: to the Trustee for amounts due under Section 9.7;

      SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Repurchase Price, Fundamental Change Repurchase Price, Make-Whole Premium, Liquidated Damages, if any, or interest, or any other amount due and owing on the Securities or to the Holders from the Company, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

      THIRD: the balance, if any, to the Company.

      The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

      Section 8.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
9.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 8.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 8.12 Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount or Repurchase Price, Fundamental Change Repurchase Price or Make-Whole Premium in respect of Securities, Liquidated Damages or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 8.13 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

      Section 8.14 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 8.15 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VIII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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

                                   ARTICLE IX

                                    TRUSTEE

      Section 9.1 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties that are
            specifically set forth in this Indenture and no others; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph
            (b) of this Section 9.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

      Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1),
      315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this
      Section 9.1.

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

            (e) Subject to Section 9.1(c), the Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

      Section 9.2 Rights of Trustee. Subject to its duties and responsibilities under the TIA,

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

            (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

            (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

            (e) subject to Section 9.1(c), the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

            (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

            (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (i) the Trustee shall not be deemed to have notice of any Default or Event of Default, except a Default under Section 8.1(a), (b) and (c), unless written notice of any event which is in fact such a default is received by the Trustee from the Company or the Holders of at least 25% of the Securities then outstanding at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

            (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

            (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

      Section 9.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 9.10 and Section 9.11.

      Section 9.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

      Section 9.5 Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a), (b) or (c), the Trustee may withhold the notice if and so long as a committee of Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer has received written notice of such Default by the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Securities then outstanding, which notice specifically references this Indenture and the Securities.

      Section 9.6 Reports by Trustee to Holders. Within 60 days after each May 15th beginning with the May 15th following the date of this Indenture, the Trustee shall mail to each Securityholder and such others in compliance with TIA
Section 313(a) a brief report dated as of such May 15 that complies with TIA
Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

      A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting therefrom.

      Section 9.7 Compensation and Indemnity. The Company and the Guarantors agree:

            (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      To secure the Company's and the Guarantors' payment obligations in this
Section 9.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except amounts held in trust to pay the principal amount, the Repurchase Price, the

Fundamental Change Repurchase Price, the Make-Whole Premium, the Liquidated Damages, if any, or interest, as the case may be, on particular Securities.

      The Company's and the Guarantors' payment obligations pursuant to this
Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(i) or (j), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

      Section 9.8 Replacement of Trustee. The Trustee may resign by so notifying the Company and to the Holders of Securities; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Majority Holders may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

            (a) the Trustee fails to comply with Section 9.10;

            (b) the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver or public officer takes charge of the Trustee or its property; or

            (d) the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.7.

      If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee may upon ten Business Days' notice to the Company and the Securityholders, appoint a successor identified in such notice, or (ii) the Trustee, the Company or the Majority Holders may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

      The Majority Holders may upon removal of the Trustee nominate a successor trustee that shall be deemed appointed as successor trustee unless, within ten Business Days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any other Securityholder, or if such Trustee so removed or any Securityholder fails to act, the Company, upon the terms and conditions provided herein, may petition any court of competent jurisdiction for an appointment of a successor trustee.

      If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      No successor trustee shall accept appointment as provided in this Section
9.8 unless, at the time of such acceptance, such successor complies with Section
9.10 hereof.

      Section 9.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

      Section 9.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and (5) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

      Section 9.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE X

                             DISCHARGE OF INDENTURE

      Section 10.1 Discharge of Liability on Securities. If (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities shall become due and payable and, in each case, the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in each case the Company pays all other sums payable hereunder by the Company or otherwise payable to the Holders in relation thereto, then this Indenture shall, subject to Section 9.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7 and the obligations of the Trustee as to the application and discharge of any funds deposited with it shall survive such satisfaction and discharge.

      Section 10.2 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them with respect to the Securities and not applied that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE XI

                                   AMENDMENTS

      Section 11.1 Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, all (but not less than all) of the Securities or the Subsidiary Guarantees without the consent of any Securityholder to:

            (a) add to the covenants of the Company for the benefit of the Holders of Securities;

            (b) surrender any right or power herein conferred upon the Company;

            (c) provide for the assumption of the Company's or a Guarantor's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article VII or
      Section 13.4 hereof and in accordance with the terms of this Indenture;

            (d) reduce the Conversion Price with respect to all outstanding Securities; provided, however, that such reduction in the Conversion Price shall be in accordance with the terms of this Indenture and shall not adversely affect the interests of the Holders of Securities (including after taking into account tax and other consequences of such reduction);

            (e) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (e) does not adversely affect the interests of the Holders of Securities in any material respect;

            (f) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and that will not adversely affect the interests of the Holders of Securities;

            (g) to add new Guarantors with respect to the Securities pursuant to
      Section 5.11;

            (h) add additional Events of Default; or

            (i) convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets.

      Section 11.2 With Consent of Holders. Except as provided below in this
Section 11.2, this Indenture, the Securities and the Subsidiary Guarantees may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this

Indenture, the Securities or Subsidiary Guarantees may be waived, in each case with the written consent of the Majority Holders.

      Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 11.2 may not:

            (a) change the Stated Maturity of the principal amount of, or the date any installment of interest, or the payment of Liquidated Damages, is due on, any Security;

            (b) reduce the principal amount of, or interest, or the payment of Liquidated Damages payable on, any Security;

            (c) make any change that impairs the conversion rights of any Securities under Article XIII;

            (d) reduce the Repurchase Price, the Fundamental Change Repurchase Price, the Optional Redemption Price, the Redemption Premium or the Make-Whole Premium of any Security or amend or modify in any manner adverse to the Holders of Securities the Company's obligation to make such payments;

            (e) modify the provisions of Section 4.1 in any manner adverse to the Holders of Securities;

            (f) reduce the quorum or voting requirements under this Indenture;

            (g) change the currency of any amount owed or owing under the Security or any interest thereon from U.S. Dollars;

            (h) impair the right of any Holder, or the percentage of Holders required hereunder, to institute suit or give instructions or directions to the Trustee for the enforcement of any payment or with respect to, or conversion of, any Security;

            (i) modify any of the provisions of this Section 11.2 or Section 8.4 (Waiver of Past Defaults), except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

            (j) reduce the percentage of the principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

      It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

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      Section 11.3 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article XI shall comply with the TIA.

      Section 11.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

      Section 11.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

      Section 11.6 Trustee to Sign Supplemental Indentures. In signing a supplemental indenture permitted by this Article XI, the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture.

      Section 11.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article XI, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE XII

                              SUBSIDIARY GUARANTEES

      Section 12.1 Guarantee.

            (a) Subject to this Article XII, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Securities or the obligations of the Company hereunder or thereunder, that:

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                  (i) the principal, the Repurchase Price, the Fundamental
            Change Repurchase Price and the Optional Redemption Price of, and the Redemption Premium, any Make-Whole Premium (only to the extent not otherwise satisfied by the Company in other than cash in accordance with the applicable Company Notice), Liquidated Damages, if any, and interest on, the Securities will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other cash payment obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise;

      Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. No Guarantor shall have any obligation to guarantee the Company's performance of its obligations under Article XIII.

            (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture (other than the Company's obligations pursuant to Article XIII);

            (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

            (d) Each Guarantor agrees that it will not be entitled to exercise any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as

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

      provided in Article VIII hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VIII hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

      Section 12.2 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11, U.S. Code or any similar federal or state law for the relief of debtors ("Bankruptcy Law"), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XII, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

      Section 12.3 Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 12.1 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit G hereto will be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

      Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 12.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

      If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Security Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

      The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

      In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 5.11 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of
Section 5.11 hereof and this Article XII, to the extent applicable.

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      Section 12.4 Guarantors May Consolidate, Etc. on Certain Terms. Except as
otherwise provided in Section 12.5 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

            (a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (b) subject to Section 12.5 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture and its Subsidiary Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

      In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Article V and Article VII hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Securities will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

      Section 12.5 Releases.

            (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Guarantor, then such Guarantor or the corporation acquiring the property, as applicable, will be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

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

            (b) In the event that any Guarantor ceases to be a Significant Subsidiary, such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee immediately upon such cessation.

            (c) Upon satisfaction and discharge of this Indenture in accordance with Article X hereof, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 12.5 will remain liable for the full amount of the principal amount, the Repurchase Price, the Fundamental Change Repurchase Price and the Optional Redemption Price of, and interest, any Make-Whole Premium (only to the extent not otherwise satisfied by the Company in other than cash in accordance with the applicable Company Notice), any Redemption Premium and any Liquidated Damages on, the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article XII.

                                  ARTICLE XIII

                                   CONVERSIONS

      Section 13.1 Conversion Privilege; Limitations on Conversion.

            (a) Subject to and upon compliance with the provisions of this
      Article XIII, a Holder of a Security shall have the right, at such Holder's option, at any time and from time to time, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of the principal amount of such Security (the "Converted Principal Amount") into a number of shares of Common Stock, equal to the quotient of (i) the sum of (1) the Converted Principal Amount plus (2) the Redemption Premium (or portion thereof), if any, payable in respect of such Converted Principal Amount pursuant to the provisions of Section 6.1 and not paid in cash, divided by (ii) the Conversion Price in effect on the date of conversion. The Conversion Price shall initially be $3.25 (the "Conversion Price"), and shall be adjusted in certain instances as provided in this Article XIII. In addition, pursuant to Article VI, Holders may be entitled to a Make-Whole Premium if they elect to convert their Securities within a Fundamental Change Conversion Period.

            (b) The limitation set forth below in this Section 13.1(b) is referred to herein as the "Share Limitation." The Company shall not (i) have the right to pay any amount due under this Indenture (including the Repurchase Price, the Fundamental Change Repurchase Price, any Make-Whole Premium and any Redemption Premium) in shares of Common Stock or (ii) effect any conversion of any Security (and no Holder shall have the right to convert any portion of any Security) to the extent that after giving effect to any such payment in shares of Common Stock or conversion, the Holder (together with the Holder's affiliates) receiving such payment or effecting such conversion would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such payment in shares of Common Stock or such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the

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

      number of shares of Common Stock issuable upon payments of any amounts payable in shares of Common Stock pursuant to the terms of this Indenture and the Securities and the number of shares issuable upon conversion of any Security with respect to which the determination pursuant to such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Security beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 13.1(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent report on Form 10-K, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company (which shall be provided upon request) setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock as of the date of any payment or conversion shall be determined after giving effect to payment or conversion or exercise of securities of the Company, including any Security, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. In order to facilitate compliance with the foregoing, each Holder will be required, as a condition to any conversion of Securities held by such Holder, to make a representation to the Company that such Holder and its Affiliates shall be in compliance with the Share Limitation immediately after converting any Security and receipt of any shares of Common Stock issuable upon such conversion. By written notice to the Company, any Holder may increase or decrease the Share Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) no such notice may be sent prior to the second anniversary of the Issue Date, (ii) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (iii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Securities. Notwithstanding the foregoing, the Share Limitation shall not be applicable (i) on any of the ten Trading Days up to and including the Stated Maturity, (ii) on any of the ten Trading Days up to and including the Effective Date, or (iii) during the Fundamental Change Conversion Period or the Redemption Conversion Period.

            (c) Notwithstanding any contrary provision of this Indenture, the following provisions shall apply (and any such contrary provisions shall be qualified by the following provisions of this Section 13.1(c)), but only until (and not on or after) the date on which Stockholder Approval (as defined below) shall have been obtained:

                  (i) In connection with the Company's first annual meeting or special meeting of stockholders next succeeding the Closing Date, the Company shall (i) provide each stockholder entitled to vote at such special or annual meeting of stockholders, a proxy statement soliciting each such stockholder's affirmative vote for approval in accordance with the Company's Certificate of Incorporation

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

            and (if the Common Stock is then listed and admitted to trading on the NYSE) the rules of the NYSE (such affirmative approval being referred to as the "Stockholder Approval") of resolutions providing for the issuance and delivery of all shares of Common Stock (including, without limitation, shares in excess of the Exchange Cap (as defined below)) issuable upon conversion, redemption or repurchase of the aggregate principal amount of the Securities issued or issuable under this Indenture or upon any election in accordance with the terms hereof to pay any amounts due hereunder or under the Securities in shares of Common Stock and (ii) otherwise use its best efforts to obtain the Stockholder Approval by February 24, 2005. Upon receipt by the Company of the Stockholder Approval, the Company shall deliver a written notice thereof to the Trustee and the Paying Agent, and the Trustee shall in turn give written notice thereof to the Holders.

                  (ii) In addition to any authorized but unissued shares of
            Common Stock that may be reserved for issuance upon conversion of Securities in accordance with the provisions of this Article XIII, the Company shall reserve for delivery upon such conversion all Available Treasury Shares. "Available Treasury Shares" means all shares of Common Stock held by the Company in treasury on the Closing Date or acquired by the Company after the Closing Date and held in treasury (other than 232,134 shares of Common Stock held in treasury by the Company on the Closing Date and previously reserved). If and for so long as any Available Treasury Shares remain so held in treasury, the Company shall not (A) deliver any such Available Treasury Shares to any Person other than Holders of Securities, or for any purpose other than in connection with conversion of Securities held by such Holders, or (B) issue or deliver any shares of Common Stock (other than Available Treasury Shares) to Holders of Securities upon conversion of such Securities.

                  (iii) The Company shall not issue or deliver any shares of
            Common Stock in satisfaction of any obligation under this Indenture or under the Securities (that it is otherwise entitled to deliver in satisfaction of such obligation), other than pursuant to a conversion by a Holder of a Security pursuant to the terms of this Indenture.

                  (iv) If and only if the Stockholder Approval is not received by March 1, 2006, (1) the Company will use its best efforts to continue to seek and obtain the Stockholder Approval and (2) liquidated damages ("Conversion Block Liquidated Damages") shall accrue on all the issued and outstanding Securities at the rate of 1.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) of the principal amount of such Securities from and including March 1, 2006 until the Stated Maturity. Conversion Block Liquidated Damages, if any, shall be payable to the Holders semi-annually in arrears on each Interest Payment Date, commencing on the first Interest Payment Date next following March 1, 2006.

                  (v) The Company shall not issue or deliver shares of Common
            Stock upon conversion of any Security to the extent that such issuance of shares of

            Common Stock would result in the aggregate number of shares of Common Stock issued or delivered in respect of all conversions hereunder to exceed the Aggregate Cap. Subject to the clause (viii) and clause (ix) and the other provisions of this Section 13.1(c), to the extent the preceding sentence precludes the Company from issuing or delivering any shares of Common Stock upon a conversion of any Security, the Company shall settle such conversion in cash pursuant to the provisions of Section 13.2.

                  (vi) "Exchange Cap" means an aggregate of 7,515,754 shares of
            Common Stock.

                  (vii) "Aggregate Cap" means the Exchange Cap plus the number of Available Treasury Shares.

                  (viii) Prior to March 1, 2006, the Company shall not convert any Security (regardless of whether such conversion would be into shares of Common Stock or settled for cash or any other property) and no Holder shall have the right to convert any Security, to the extent that effecting such conversion by issuing or delivering shares of Common Stock would result in the Company issuing or delivering shares of Common Stock in excess of the Aggregate Cap in respect of such conversion when taken together with all previous conversions of Securities.

                  (ix) On or after March 1, 2006 and prior to November 1, 2008, if the Current Market Price (as defined in Section 13.3(g)) on any Conversion Date is less than the Conversion Price on such Conversion Date, then the Company shall not be required to convert any Security into cash, and no Holder shall have the right to convert any such Security into cash.

                  (x) No Holder shall receive in the aggregate, upon conversion, repurchase or redemption of Securities, shares of Common Stock in an amount greater than the product of the number of shares of Common Stock constituting the Aggregate Cap multiplied by a fraction, the numerator of which is the principal amount of Securities held by such Holder on the Conversion Date and the denominator of which is the aggregate principal amount of all Securities issued and outstanding under this Indenture (with respect to each Holder, the "Aggregate Cap Allocation").

                  (xi) In the event that the Company receives a Conversion
            Notice from more than one Holder for the same Conversion Date and the Company can convert into shares of Common Stock some, but not all, of such portions of the Securities submitted for conversion, the Company, subject to the Aggregate Cap Allocation, shall convert from each Holder electing to have Securities converted on such date a pro rata amount of such Holder's Securities submitted for conversion based on the principal amount of Securities submitted for conversion on such date relative to the aggregate principal amount of all Securities submitted for conversion on such date.

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      Section 13.2 Conversion Procedure; Fractional Shares; Cash Settlement.
Subject to the Share Limitation and Section 13.1, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock on the Conversion Date. The Security will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Security, except as described in Section 13.9 hereof. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion. Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Repurchase Notice exercising such Holder's option to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn as to such conversion amount in accordance with Section 3.4 hereof.

      Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice ("Holder's Conversion Notice") to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

      Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Securities, as provided in Section 13.9, and all taxes or duties, if any, as provided in Section 13.8.

      If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

      A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Securities for conversion as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

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      In case any Security shall be surrendered for partial conversion, the
Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 13.8 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

      In the case of a conversion during a Fundamental Change Conversion Period, Holders electing to convert Securities shall also receive the Make-Whole Premium payable upon such conversion as set forth in Article VI hereof. Holders may surrender Securities for conversion at any time within the Fundamental Change Conversion Period. In the case of a conversion during a Redemption Conversion Period, Holders electing to convert Securities shall also receive the Redemption Premium payable upon such conversion as set forth in Article IV and Article VI hereof. Holders may surrender Securities for conversion at any time within the Redemption Conversion Period.

     Notwithstanding the foregoing, subject to the provisions of Section 13.1(c)(v), the Company, in its sole discretion, may satisfy all or any portion of its obligation to convert the Securities (the "Conversion Obligation"), by paying cash in lieu of issuing or delivering shares of Common Stock upon conversion, including the Make-Whole Premium, if any. If the Company elects to satisfy all or any portion of its Conversion Obligation in cash, the Company shall deliver a written notice to the Trustee, who will in turn give written notice to the Holders of the portion of the Conversion Obligation to be satisfied in cash and the portion, if any, of the Conversion Obligation to be satisfied in shares of Common Stock (which portions shall be expressed as a number of shares of Common Stock), at any time on or before the date that is two
(2) Trading Days following receipt of the Holder's Conversion Notice (the "Cash Settlement Notice Period"). If the Company timely elects to pay cash for any portion of the Common Stock otherwise issuable to a Holder upon conversion, such Holder may retract its Holder's Conversion Notice at any time during the six (6) Trading Days following the final day of the Cash Settlement Notice Period (the "Conversion Retraction Period") by delivering written notice of such retraction to the Company and the Trustee during the Conversion Retraction Period. No such retraction can be made (and a Holder's Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash (other than cash in lieu of fractional shares) in lieu of all or a portion of the Common Stock otherwise to be issued or delivered upon conversion. Upon the expiration of a Conversion Retraction Period, a Holder's Conversion Notice shall be irrevocable. If the Company is required to satisfy all or any portion of the Conversion Obligation in cash, and one or more pending Conversion Notices have not been retracted, then the Company shall deposit the Conversion Obligation with the Trustee (in cash or in cash and shares of Common Stock or solely in shares of Common Stock) no later than the fifteenth (15th) Trading Day following the last day of the Conversion Retraction Period. Such settlement shall be distributed to the Holders as their interests may appear upon surrender of their Securities.

      If any portion of the Conversion Obligation is to be paid in cash, the amount of cash (the "Cash Settlement Amount") payable in settlement of the aggregate principal amount which will not be paid in shares of Common Stock (such principal amount, the "Non-Converted Principal Amount") shall be equal to the product of (a) the Non-Converted Principal Amount divided by the Conversion Price times (b) the arithmetic average of the Closing Prices of the Common Stock for the five (5) consecutive Trading Days following the last day of the Conversion Retraction

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

Period. The Company shall deliver a written statement of the results of such calculation to the Trustee, and of any other information relating thereto as the Trustee may reasonably request.

      Section 13.3 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

            (a) In case the Company shall hereafter pay a dividend or make a distribution to all Holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 13.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (b) In case the Company shall issue rights or warrants to all Holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities), and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase or into which convertible securities so offered are convertible; provided, however, the Company may, at its option and in lieu of the foregoing adjustment, elect to distribute or reserve for distribution the pro rata portion of such rights or warrants so that each Holder of Securities shall receive, or shall have the right to receive upon conversion, as the case may be, the amount of such rights or warrants that such Holder of Securities would have received if such Holder of Securities had converted such Securities on the date fixed for determination of stockholders to receive such rights or warrants. Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered before the expiration of such rights or warrants, then after the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued). In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants or to be received upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors and set forth in a Board Resolution.

            (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (d) In case the Company shall, by dividend or otherwise, distribute to all Holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 13.3(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 13.3(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 13.3(a)) (any of the foregoing hereinafter in this Section 13.3(d) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date (as defined below) with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive, and described in a resolution of the Board if Directors) on the Record Date of the portion of the Distributed Securities so distributed applicable to one share of

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

      Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock on such Record Date, such reduction to become effective immediately prior to the opening of business on the day following such Record Date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 13.3(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock. Each share of Common Stock issued upon conversion of securities pursuant to this Article 13 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, if any, as may be provided by the terms of any stockholder rights plan adopted by the Company (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of Section 13.3(b) or this Section 13.3(d).

            Rights or warrants distributed by the Company to all holders of Common Stock entitling the Holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section
      13.3 (and no adjustment to the Conversion Price under this Section 13.3 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 13.3(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the Holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 13.3 was made, (1) in the case of any such rights or warrants which shall all have been repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such repurchase, and
      (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

            For purposes of Section 13.3(a), Section 13.3(b) and this Section 13.3(d), any dividend or distribution to which this Section 13.3(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 13.3(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Section 13.3(a) and Section 13.3(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Section 13.3(a) and Section 13.3(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 13.3(a).

            (e) In case the Company shall, by dividend or otherwise, distribute to all Holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 13.4 applies or as part of a distribution referred to in Section 13.3(d)), in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all Holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this
      Section 13.3(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 13.3(f) has been made, exceeds 12.5% of the product of the Current Market Price on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
      (x) the excess of such combined amount over such 12.5% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Security holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all Holders of Common Stock as to which the Company makes the election permitted by
      Section 13.3(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 13.3(e).

            (f) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this
      Section 13.3(f) has been made and (2) the aggregate amount of any distributions to all Holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 13.3(e) has been made, exceeds 12.5% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 13.3(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 13.3(f). Any cash distribution to all holders of Common Stock as to which the Company has made the election permitted by Section 13.3(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 13.3(f).

            (g) For purposes of this Section 13.3, the following terms shall have the meaning indicated:

                  (i) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors whose determination shall be conclusive.

                  (ii) "Current Market Price" shall, for the purposes of any computation under paragraphs (b), (d), (e) and (f) of this Section
            13.3 relating to the current market price per share of Common Stock at a specified date, mean the average of the Closing Prices for the 10 consecutive Trading Days (as defined below) preceding the day before the record date (or, if earlier, the ex-dividend date) with respect to any distribution, issuance or other event requiring such computation.

                  (iii) "fair market value" shall mean the amount which a
            willing buyer would pay a willing seller in an arm's length transaction.

                  (iv) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            (h) The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b), (c), (d), (e) or (f) of this Section 13.3, as the

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

      Board of Directors considers to be advisable to avoid or diminish any income tax to Holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

            (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 13.3(i) are not required to be made shall be carried forward and taken into account in making the first subsequent adjustment made following the event which did not result in an adjustment by reason of this Section 13.3(i). All calculations under this Article XIII shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

            (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Conversion Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of Securities at such Holder's last address appearing on the list of Security holders provided for in Section
      2.5 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (k) In any case in which this Section 13.3 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Securities converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fractional shares pursuant to Section 13.2.

            (l) For purposes of this Section 13.3, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (m) In lieu of making any adjustment to the Conversion Price pursuant to Section 13.3(e) or Section 13.3(f), the Company may elect to reserve an amount of cash for distribution to the Holders of the Securities upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock and other items to which such Holder is entitled, the full amount of cash which such Holder would have received if such Holder had, immediately prior to the Record Date for such distribution of cash or the Expiration Time of the tender offer, as the case may be, converted its Securities into Common Stock, together with any interest accrued with respect to such amount, in accordance with this
      Section 13.3(m). The Company may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount the Holders of the Securities would have received if such Holders had, immediately prior to the Record Date for such distribution or the Expiration Time, as the case may be, converted all of the Securities into Common Stock. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee pursuant to written direction by the Company in marketable obligations issued or fully guaranteed by the United States government with a maturity not more than 3 months from the date of issuance. Upon conversion of Securities by a Holder, the Holder will be entitled to receive, in addition to the Common Stock issuable upon conversion, an amount of cash equal to the amount such Holder would have received if such Holder had, immediately prior to the Record Date for such distribution or the Expiration Time, as the case may be, converted its Security into Common Stock, along with such Holder's pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 13.3(m), the Company shall give or shall cause to be given notice to all Security holders of such election, which notice shall state the amount of cash per $1,000 principal amount of Securities such Holders shall be entitled to receive (excluding interest) upon conversion of the Securities as a consequence of the Company having made such election.

      Section 13.4 Consolidation or Merger of the Company.

      If any of the following events occurs, namely:

            (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

            (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

            (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, however, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of Section 13.3, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article XIII. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article XIII.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section 13.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances. If this Section 13.4 applies to any event or occurrence, Section
13.3 shall not apply.

      Section 13.5 Notice of Adjustment.

      Whenever an adjustment in the Conversion Price with respect to the Securities is required:

            (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

            (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in
      Section 14.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

      Section 13.6 Notice in Certain Events.

      In case:

            (a) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Company; or

            (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (c) of any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 14.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article XIII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article XIII is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

      Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 13.6.

      Section 13.7 Company To Reserve Stock. The Company shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock at any time; provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are then held in the treasury of the Company. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges arising by, through or under the Company, and, except as provided in
Section 13.8, taxes with respect to the issue thereof.

      Section 13.8 Taxes on Conversion. The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

      Section 13.9 Conversion After Record Date. Except as provided in the next succeeding paragraph of this Section 13.9 and in the proviso to this sentence, upon surrender of Securities for conversion, the Holder of such Securities shall not be entitled to receive any interest that has accrued on such Securities since the prior Interest Payment Date; provided, however, that (a) if any Securities are surrendered for conversion during a Fundamental Change Conversion Period, then the Holder thereof shall be entitled to receive all interest that has accrued on such Securities since the prior Interest Payment Date until the Effective Date of the applicable Fundamental Change and (b) if any Securities are surrendered for conversion during a Redemption Conversion Period, then the Holder thereof shall be entitled to receive all interest that has accrued on such Securities since the prior Interest Payment Date until the Redemption Date immediately following the Redemption Conversion Period. Except as set forth in the proviso to the preceding sentence, by delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with this Article XIII, any accrued and unpaid interest on such Securities will be deemed to have been paid in full.

      If any Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Securities at the close of business on such record date shall receive the interest payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any record date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall, unless the Securities being converted (a) have been called for redemption during such period or on such Interest Payment Date or (b) are being converted during a Fundamental Change Conversion Period, be accompanied by payment by the Holders thereof, for the account of the Company, of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion. Except as provided in this Section 13.9, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

      Section 13.10 Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this Article XIII should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 13.4 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article XIII. Each Conversion Agent other than the Company shall have the same protection under this Section 13.10 as the Trustee.

      The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

      Section 13.11 Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article XIII and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

      Section 13.12 Common Stock Restricted Securities Legends. Unless such Common Stock has been sold or otherwise transferred pursuant to a registration statement that has been declared effective under the Securities Act or is eligible for resale pursuant to Rule 144(k), each stock certificate representing Common Stock issued upon conversion of the Securities will bear the legend set forth on Exhibit F hereto (the "Common Stock Restricted Securities Legend"). The Common Stock Restricted Securities Legend may be removed from any stock certificate representing shares of the Common Stock issued upon conversion of any Security only if there is delivered to the Company such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the transfer agent for the Common Stock, that neither the Common Stock Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such shares of Common Stock are not "restricted" within the meaning of Rule 144. Upon provision of such satisfactory evidence, at the written direction of the Company, the transfer agent for the Common Stock shall authenticate and deliver in exchange for the stock certificate or stock certificates representing such shares of Common Stock bearing such legend, one or more new stock certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the Common Stock Restricted Securities Legend has been removed from a stock certificate representing shares of the Common Stock issued upon conversion of any Security as provided above, no other stock certificates representing shares of the Common Stock issued upon conversion of such Security shall bear such legend, unless the Company has reasonable cause to believe that such shares of Common Stock are "restricted securities" within the meaning of Rule 144.

                                  ARTICLE XIV

                                 MISCELLANEOUS

      Section 14.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or violates another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      Section 14.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

      if to the Company and/or any Guarantor:

      Integrated Electrical Services, Inc.
      1800 West Loop South, Suite 500
      Houston, Texas 77027-3233
      Attention: Chief Financial Officer
      Facsimile: (713) 860-1599
      Telephone: (713) 860-1500

      with a copy (which shall not constitute notice) to:

      Andrews Kurth LLP
      600 Travis Street
      Suite 4200
      Houston, Texas 77002-3090
      Attention: G.  Michael O'Leary, Esq.
      Facsimile: (713) 220-4285
      Telephone: (713) 220-4360
      if to the Trustee:

      The Bank of New York
      101 Barclay St., 8th Floor West
      New York, New York  10286
      Attention: Corporate Trust Services
      Facsimile.: (212) 815-5704
      Telephone: (212) 815-5704

      The Company, any Guarantor or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

      If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

      Section 14.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Trustee shall comply with TIA Section 312(b) relating to Securityholder communications. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

      Section 14.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; or

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Section 14.5 Statements Required in Certificate or Opinion. Except as otherwise herein provided, each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (a) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

            (c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is reasonably necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

      Section 14.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 14.7 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

      Section 14.8 Governing Law. THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 14.9 No Recourse Against Others. A director, officer, employee, stockholder, member, manager, limited partner or general partner (and their respective Affiliates, other than the Company or any Guarantor), as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities, Subsidiary Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

      Section 14.10 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section
9.5 hereof.

      Section 14.11 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      Section 14.12 Designated Senior Indebtedness. The Company hereby designates all of the Securities as Designated Senior Indebtedness for purposes of the Indenture dated as of January 28, 1999 under which the Company's 9 3/8% Senior Subordinated Notes, Series A and Series B, due 2009 are issued and for purposes of the Indenture dated as of May 29, 2001 under which the Company's
9 3/8% Senior Subordinated Notes, Series A and Series B, due 2009 are issued.

                            (Signature Pages Follow)

      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                   COMPANY:

                                   INTEGRATED ELECTRICAL SERVICES, INC.

                                   By: ___________________________________
                                       Name: Herbert R. Allen
                                       Title: Chief Executive Officer

                          [SIGNATURE PAGE TO INDENTURE]

                                    GUARANTORS:

                                    EACH OF THE GUARANTORS NAMED ON SCHEDULE I
                                    HERETO



                                    By: ___________________________________

                                    Name: Herbert R. Allen

                                    Acting in his capacity as (i) the Chief
                                    Executive Officer of the Guarantors listed in Part I of Schedule I and (ii) Sole Manager and Chief Executive Officer of the general partner of each of the Guarantors listed in Part II of Schedule I (such general partners acting on behalf of such Guarantors).

                                    By: ___________________________________

                                    Name: Victor Duva

                                    Acting in his capacity as the President of the Guarantors listed in Part III of
                                    Schedule I.

                                    By: ___________________________________

                                    Name: John Seli

                                    Acting in his capacity as the Manager of the Guarantors listed in Part IV of Schedule I.

                          [SIGNATURE PAGE TO INDENTURE]

                                    THE BANK OF NEW YORK, a New York banking corporation, as Trustee

                                    By: ___________________________________
                                        Name:
                                        Title:

                                                                      SCHEDULE I

                               EXISTING GUARANTORS

PART I:

NAME

Pan American Electric, Inc.

Houston-Stafford Electric Holdings III, Inc.

Mills Electrical Contractors, Inc.

PART II:

NAME                                            GENERAL PARTNER

Houston-Stafford Electrical Contractors LP      Houston-Stafford Management LLC,
                                                an Arizona limited liability
                                                company

Mills Electric LP                               Mills Management LLC, an Arizona
                                                limited liability company

PART III:

NAME

Houston-Stafford Holdings LLC

Mills Electrical Holdings LLC

PART IV:

NAME

Houston-Stafford Holdings II LLC

Mills Electrical Holdings II LLC

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN Article II OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE SECURITY EVIDENCED BY THIS CERTIFICATE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (A "QIB"); (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"); OR (C) NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT (I) IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM SUCH SELLER REASONABLY BELIEVES TO BE A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO A PERSON WHOM SUCH SELLER REASONABLY BELIEVES TO BE AN IAI OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT TO THE OBLIGATION OF SUCH HOLDER TO FURNISH THE COMPANY AND THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (II) IT WILL, AFTER THE EXPIRATION OF THE HOLDING PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, PROVIDE A REPRESENTATION TO THE COMPANY THAT IT HAS HELD THE SECURITY EVIDENCED BY THIS CERTIFICATE FOR A PERIOD OF TWO YEARS AND IS NOT AN AFFILIATE (AS SUCH TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) PRIOR TO ANY RESALE OR TRANSFER OF THIS SECURITY;

(3) AGREES THAT IT WILL NOTIFY EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(I)(F) ABOVE) OF THE RESALE RESTRICTIONS CONTAINED IN THIS LEGEND;

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                      INTEGRATED ELECTRICAL SERVICES, INC.

          [Series A] [Series B] 6.5% Senior Convertible Notes due 2014

No.                                                   CUSIP:  ________

Issue Date:  ________ __, 20__                        Principal Amount:  $

      INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation, promises to pay to ______________________ or registered assigns, the principal amount of ________ ______________ DOLLARS ($_____________) on November 1, 2014.

      Interest Payment Dates: May 1 and November 1, commencing May 1, 2005.

      Record Dates: April 15 and October 15.

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      The Company hereby designates this Security as "Designated Senior Indebtedness" for purposes of the Indenture dated as of January 28, 1999 under which the Company's 9?% Senior Subordinated Notes, Series A and Series B, due 2009 are issued and for purposes of the Indenture dated as of May 29, 2001 under which the Company's 9?% Senior Subordinated Notes, Series A and Series B, due 2009 are issued.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  ________ __, 20__           INTEGRATED ELECTRICAL SERVICES, INC.

                                    By:_________________________________________

                                    Title:______________________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, a New York banking corporation, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By__________________________________
         Authorized Signatory

Dated:  ________ __, 20__

                      [FORM OF REVERSE OF GLOBAL SECURITY]

          [Series A] [Series B] 6.5% Senior Convertible Notes due 2014

      This Security is one of a duly authorized issue of [Series A] [Series B] 6.5% Senior Convertible Notes due 2014 of Integrated Electrical Services, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of November 24, 2004 (together with any supplemental indenture thereto, the "Indenture"), between the Company, the Guarantors and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.    Interest.

      The Company promises to pay interest on the principal amount of the Securities at the interest rate of 6.5% per annum (the "Interest Rate") from the date of issuance until repayment in full at November 1, 2014, or until an earlier repurchase. The Company will pay Interest on this Security semi-annually in arrears on May 1 and November 1 of each year (each, an "Interest Payment Date"), commencing May 1, 2005.

      Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which Interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

      If this Security is repurchased by the Company on a date that is after the record date and prior to the corresponding Interest Payment Date, interest and additional amounts, if any, accrued and unpaid hereon to but not including the applicable Repurchase Date or Fundamental Change Repurchase Date, as the case may be, will be paid to the same Holder to whom the Company pays the purchase price of this Security.

      A Holder of any Security at the close of business on a record date will be entitled to receive interest (and Liquidated Damages, if any) on such Security on the corresponding Interest Payment Date. Interest on Securities converted after a record date but prior to the corresponding Interest Payment Date (other than any Security whose maturity is prior to such Interest Payment Date) will be paid on the next succeeding Interest Payment Date to the Holder of the Securities on the record date but, upon conversion, the converting Holder must pay the Company the interest, and Liquidated Damages, if any, which have accrued to the date of conversion and will be paid on such Interest Payment Date.

      If the principal amount hereof, any portion thereof, any interest, including the payment of Liquidated Damages, if any, or any Repurchase Price, Fundamental Change Repurchase Price, Optional Redemption Price or Make-Whole Premium, if applicable, on any Security is not paid when due (whether upon acceleration pursuant to Section 8.2 of the Indenture, upon the date set for payment of the Repurchase Price, the Fundamental Change Repurchase Price, the Optional Redemption Price or the Make-Whole Premium hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at 1% over the then Interest Rate, which interest shall accrue from the date on which such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.    Method of Payment.

      Except as provided below, interest and Liquidated Damages will be paid (i) on the Global Securities to DTC in immediately available funds, (ii) to the Person in whose name Securities are registered at the close of business on the record date, (a) on any Certificated Securities having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of such Securities; and (b) on any Securities having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds at the election of the Holders of those Securities. At Stated Maturity the Company will pay principal and interest in cash on Securities at the Company's office for payment, which initially will be the Corporate Trust Office of the Trustee.

      Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of the Repurchase Price, the Fundamental Change Repurchase Price, the Optional Redemption Price, Liquidated Damages and amounts payable at Stated Maturity to Holders who surrender Securities to the Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.    Paying Agent, Conversion Agent and Registrar.

      Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any of the Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. Neither the Company nor any of its Subsidiaries nor any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.    Indenture.

      This Security is one of a duly authorized issue of Securities of the Company designated as its [Series A] [Series B] 6.5% Senior Convertible Notes due 2014, issued under the Indenture. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

      The Securities are general unsecured obligations of the Company. The aggregate principal amount of Securities that may be issued under the Indenture is limited to $50,000,000.

5.    Repurchase of Securities at the Option of the Holder.

      Subject to the terms and conditions of the Indenture, the Company shall repurchase all or a portion of the Securities (any such portion being at least $1,000 or an integral multiple of $1,000 in excess thereof and provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be outstanding after such repurchase is equal to $1,000 or integral multiples of $1,000 in excess thereof) at the option of the Holder on November 1, 2008 (the "Repurchase Date"), at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased, plus interest (and Liquidated Damages, if any) accrued but unpaid to, but excluding, such Repurchase Date (the "Repurchase Price"). At the option of the Company, the Repurchase Price may be paid in cash, or subject to the fulfillment by the Company of the conditions set forth in the Indenture, by delivery of shares of Common Stock having a fair market value determined as set forth in the Indenture.

      If a Fundamental Change occurs, the Holder of this Security, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple of $1,000 in excess thereof, provided that the portion of the principal amount of this Security to be outstanding after such repurchase is at least equal to U.S. $1,000) at a Fundamental Change Repurchase Price equal to 100% of the principal amount thereof plus interest (and Liquidated Damages, if any) accrued to, but excluding, the Fundamental Change Repurchase Date. At the option of the Company, the Fundamental Change Repurchase Price may be paid in cash, by delivery of shares of Common Stock having a fair market value equal to the Fundamental Change Repurchase Price (subject to the conditions set forth in the Indenture), or any combination thereof.

6.    Optional Redemption

      The Securities are not redeemable prior to November 1, 2008. On and after November 1, 2008, the Company may, at its option, redeem the Securities in whole at any time or in part from time to time, on any date prior to the Stated Maturity upon at least 30 days' notice and not more than 60 days' notice given in the manner set forth in the Indenture, at a redemption price (the "Optional Redemption Price") equal to 100% of the principal amount of the Securities to be redeemed plus interest (and Liquidated Damages, if any) accrued but unpaid to, but excluding the Redemption Date, plus the Redemption Premium; provided, however, that each such optional redemption may occur only in accordance with the terms set forth in the Indenture and only if, (i) on the date that the Company gives such notice, the Closing Price per share of the Common Stock for at least 20 Trading Days of the 30 consecutive Trading Days immediately preceding such date is at least 150% of the Conversion Price then in effect, appropriately adjusted to take into account the occurrence, during such 30 Trading Day period, of any event described in Section 13.3 of the Indenture and (ii) on the date that the Company delivers such Company Notice through the date of redemption, the Common Stock issuable upon conversion of the Securities is either (1) covered by a registration statement covering resales thereof that is effective and available for use and is expected to remain effective and available for use for the 30 days following the date of such notice or (2) eligible to be resold by non-affiliates pursuant to Rule 144(k) under the Securities Act.

7.    Make-Whole Premium

      If a Fundamental Change occurs, Holders of this Security will be entitled to receive the Make-Whole Premium with respect to this Security to the extent it is converted during the Fundamental Change Conversion Period. The Company may pay the Make-Whole Premium in (at the Company's option) Common Stock, cash, in the same form of consideration into which all or substantially all of the Common Stock has been converted in connection with the applicable Fundamental Change, valued as set forth in the Indenture, or any combination of the foregoing. If holders of Common Stock have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a share of Common Stock has been converted shall be deemed to equal the same percentage of each form of consideration as encompasses the aggregate consideration distributed in respect of all shares of Common Stock participating in the distribution. Unless the Company gives notice to the contrary, the Make-Whole Premium shall be paid in shares of Common Stock (or, if applicable, in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change). The amount of cash to be received shall equal the product of (i) the portion of the Make-Whole Premium to be paid in cash expressed as a number of shares of Common Stock and (ii) the arithmetic average of the Closing Prices per share of the Common Stock on the five Trading Days prior to, but not including, the Effective Date.

8.    Conversion.

      (a) Subject to and in compliance with the provisions of the Indenture, a Holder shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple $1,000) of this Security into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect on the Conversion Date. The Conversion Price is subject to adjustment from time to time as set forth in Section 13.3 of the Indenture. In the case of a conversion during a Fundamental Change Conversion Period, Holders electing to convert Securities shall also receive the Make-Whole Premium payable upon such conversion as set forth in Article VI of the Indenture. Holders may surrender Securities for conversion at any time within the Fundamental Change Conversion Period. In the case of a conversion during a Redemption Conversion Period, Holders electing to convert Securities shall also receive the Redemption Premium payable upon such conversion as set forth in Article IV and Article VI of the Indenture. Holders may surrender Securities for conversion at any time within the Redemption Conversion Period. Pursuant to the terms of the Indenture, the Redemption Premium, if any, payable upon conversion of Securities may be paid in the form of cash or additional shares of Common Stock.

      (b) The Company shall not effect any conversion of any Security, and no Holder shall have the right to convert any portion of any Security, to the extent that after giving effect to such conversion (including any Make-Whole Premium and any Redemption Premium), the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of a Security with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Security beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. By written notice to the Company, any Holder may increase or decrease the Share Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) no such notice may be sent prior to the second anniversary of the Issue Date, (ii) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (iii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Securities. Notwithstanding the foregoing, the Share Limitation shall not be applicable (i) on any of the ten Trading Days up to and including the Stated Maturity, or (ii) on any of the ten Trading Days up to and including the Effective Date, or (iii) during the Fundamental Change Conversion Period.

      (c) A Security in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Repurchase Notice, exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Repurchase Notice or Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

      (d) To surrender a Security for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

      (e) No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

9.    Denominations; Transfer; Exchange.

      The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may register a transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements, legal opinions and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn.

10.   Persons Deemed Owners.

      The registered Holder of this Security shall be treated as the owner of this Security for all purposes.

11.   Unclaimed Money or Securities.

      The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years after the date upon which such payment shall have been due. After payment to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person after the date upon which such payment shall have become due.

12.   Amendment; Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture, all (but not less than all) of the Securities or the Subsidiary Guarantees may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture, all (but not less than all) of the Securities and the Subsidiary Guarantees may also be amended by the Company and the Trustee, without the consent of any Holder, in certain circumstances set forth in the Indenture; provided, however, that certain provisions of the Indenture and the Securities may not be amended without the consent of each affected Holder.

13.   Defaults and Remedies.

      If any Event of Default with respect to the Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14.   Trustee Dealings with the Company.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.   No Recourse Against Others.

      A director, officer, employee, stockholder, member, manager, limited partner or general partner (and their respective Affiliates, other than the Company or any Guarantor), as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of this Security.

16.   Authentication.

      This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

17.   Abbreviations.

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.   GOVERNING LAW.

      THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

19.   Requests for Copies.

      The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and, if requested, a copy of this Security in larger type. Requests may be made to:

      Integrated Electrical Services, Inc.
      1800 West Loop South, Suite 500
      Houston, Texas 77027-3233
      Attention:  Chief Financial Officer
      Facsimile:  (713) 860-1599
      Telephone:  (713) 860-1500

20.   Registration Rights.

      The Holders of the Securities are entitled to the benefits of the Registration Rights Agreement, dated as of November 24, 2004, between the Company and the purchasers identified on the signature pages thereto, including the receipt of Liquidated Damages (as defined in such agreement).

ASSIGNMENT FORM                                           CONVERSION NOTICE
---------------                                           -----------------
To assign this Security, fill in the form below:          To convert this Security into Common Stock
                                                          of the Company, check the box [ ].

I or we assign and transfer this Security to              To convert only part of this Security,
_________________________                                 state the principal amount to be converted
_________________________                                 (which must be $1,000 or an integral
(Insert assignee's soc.  sec.  or tax ID no.)             multiple of $1,000):
_________________________
_________________________                                 If you want the stock certificate made out
_________________________                                 in another person's name fill in the form
(Print or type assignee's name, address and zip           below:
code)                                                     __________________________
                                                          __________________________
and irrevocably appoint
                                                          (Insert the other person's soc.  sec.  tax
____________________ agent to transfer this               ID no.)
Security on the books of the Company.  The
agent may substitute another to act for him.              __________________________
                                                          __________________________
                                                          __________________________
                                                          __________________________
                                                          __________________________
                                                          (Print or type other person's name,
                                                          address and zip code)

                                                          The undersigned, on behalf of itself and
                                                          its affiliates, hereby represents to the
                                                          Company that upon and immediately after the
                                                          conversion of Securities into shares
                                                          of Common Stock, it and its affiliates are
                                                          and will be in compliance with the
                                                          Share Limitation applicable to such
                                                          Securities pursuant to paragraph 8 of this
                                                          Security.

Date: ________________ Your Signature: _______________________________________
______________________________________________________________________________
   (Sign exactly as your name appears on the other side of this Security) Signature Guaranteed
_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By:_____________________________
        Authorized Signatory

             SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

    Initial Principal Amount of Global Security: ____________($___________).

                     Amount of             Amount of                 Principal
                    Increase in           Decrease in                Amount of         Notation by
                     Principal             Principal              Global Security      Registrar or
                     Amount of             Amount of             After Increase or       Security
   Date           Global Security       Global Security               Decrease           Custodian
____________      _______________       _______________          _________________     ____________
____________      _______________       _______________          _________________     ____________
____________      _______________       _______________          _________________     ____________
____________      _______________       _______________          _________________     ____________
____________      _______________       _______________          _________________     ____________
____________      _______________       _______________          _________________     ____________
____________      _______________       _______________          _________________     ____________

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

      Pursuant to Section 3.4 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

Dated:

_______________________________________________________
_______________________________________________________

Signature(s)

Signature(s) must be guaranteed by an Eligible
Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange
Act of 1934.

_______________________________________________________
Signature Guaranteed

Principal amount to be repurchased (at least
U.S. $1,000 or an integral multiple of $1,000 in excess thereof): ___________________

Remaining principal amount following such
repurchase (not less than U.S.  $1,000):
__________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT B

                     [FORM OF FACE OF CERTIFICATED SECURITY]

THE SECURITY EVIDENCED BY THIS CERTIFICATE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (A "QIB"); (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"); OR (C) IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT (I) IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM SUCH SELLER REASONABLY BELIEVES TO BE A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO A PERSON WHOM SUCH SELLER REASONABLY BELIEVES TO BE AN IAI OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT TO THE OBLIGATION OF SUCH HOLDER TO FURNISH THE COMPANY AND THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (II) IT WILL, AFTER THE EXPIRATION OF THE HOLDING PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, PROVIDE A REPRESENTATION TO THE COMPANY THAT IT HAS HELD THE SECURITY EVIDENCED BY THIS CERTIFICATE FOR A PERIOD OF TWO YEARS AND IS NOT AN AFFILIATE (AS SUCH TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) PRIOR TO ANY RESALE OR TRANSFER OF THIS SECURITY;

(3) AGREES THAT IT WILL NOTIFY EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(I)(F) ABOVE) OF THE RESALE RESTRICTIONS CONTAINED IN THIS LEGEND;

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                      INTEGRATED ELECTRICAL SERVICES, INC.

          [Series A] [Series B] 6.5% Senior Convertible Notes due 2014

No.                                     CUSIP:  ___________
Issue Date:  ________ __, 20__          Principal Amount: $

      INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation, promises to pay to ______________________ or registered assigns, the principal amount of ______________________ DOLLARS ($_____________) on November 1, 2014.

      Interest Payment Dates: May 1 and November 1, commencing May 1, 2005.

      Record Dates: April 15 and October 15.

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      The Company hereby designates this Security as "Designated Senior Indebtedness" for purposes of the Indenture dated as of January 28, 1999 under which the Company's 9 3/8% Senior Subordinated Notes, Series A and Series B, due 2009 are issued and for purposes of the Indenture dated as of May 29, 2001 under which the Company's 9 3/8% Senior Subordinated Notes, Series A and Series B, due 2009 are issued.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: ________ __, 20__                INTEGRATED ELECTRICAL SERVICES, INC.

                                        By:    _________________________________
                                        Title: _________________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK, a New York banking corporation, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By  ________________________
      Authorized Signatory

Dated: ________ __, 20__

      [FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A]

                                                                       EXHIBIT C

                      Integrated Electrical Services, Inc.

          [Series A] [Series B] 6.5% Senior Convertible Notes due 2014

                              Transfer Certificate

      In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities
Act), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

      [ ] A transfer of the Surrendered Securities is made to Integrated Electrical Services, Inc. (the "Company") or any of its Subsidiaries;

      [ ] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act;

      [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act;

      [ ] The transfer of the Surrendered Securities is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Security under the Indenture and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the transferee in the form of Exhibit C to the Indenture and (2) an opinion of counsel provided by the transferor or the transferee (a --------- copy of which the transferor has attached to this certification), to the effect that such transfer is in compliance with the Securities Act; or

      [ ] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act;

and unless such Securities are being transferred to the Company or a subsidiary thereof, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in

Rule 144 under the Securities Act (an "Affiliate"). Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

      Unless one of the boxes above is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

DATE:             __________________________________
                  Signature(s)

Notice: Signature must conform to name written on face of Security.

      (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

_______________________________
Signature Guarantee

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Integrated Electrical Services, Inc.
1800 West Loop South, Suite 500
Houston, Texas 77027-3233
Attention: Chief Financial Officer

[Registrar address block]

      Re: [Series A] [Series B] 6.5% Senior Convertible Notes due 2014

      Reference is hereby made to the Indenture, dated as of November 24, 2004 (the "Indenture"), among Integrated Electrical Services, Inc., as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) [ ] a beneficial interest in a Global Security, or

(b) [ ]a Certificated Security,

we confirm that:

      1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an opinion of legal counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Certificated Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     ___________________________________________
                                        [Insert Name of Accredited Investor]

                                     By: _______________________________________
                                     Name:
                                     Title:

Dated:  _______________________

                                                                       EXHIBIT E

Integrated Electrical Services, Inc.
[Series A] [Series B] 6.5% Senior Convertible Notes due 2014
Exchange Certificate

      In connection with the exchange of a Certificated Security for an interest in a Global Security pursuant to Section 2.12(a)(iv) of the Indenture representing $____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities"), the undersigned registered owner of this Security hereby certifies that either:

      [ ] the undersigned is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

      [ ] The Surrendered Securities are being transferred and such transfer complies with Rule 144A under the Securities Act and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

      [ ]   The transferee is an Affiliate of the Company.

DATE:                                __________________________________
                                     Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

______________________________________
Participant in a Recognized Signature

                                                                       EXHIBIT F

                    COMMON STOCK RESTRICTED SECURITIES LEGEND

THE SECURITY EVIDENCED BY THIS CERTIFICATE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (A "QIB"); (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"); OR (C) IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT (I) IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM SUCH SELLER REASONABLY BELIEVES TO BE A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO A PERSON WHOM SUCH SELLER REASONABLY BELIEVES TO BE AN IAI OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE TRUSTEE TO REQUIRE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE NECESSARY TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (II) IT WILL, AFTER THE EXPIRATION OF THE HOLDING PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, PROVIDE A REPRESENTATION TO THE COMPANY THAT IT HAS HELD THE SECURITY EVIDENCED BY THIS CERTIFICATE FOR A PERIOD OF TWO YEARS AND IS NOT AN AFFILIATE (AS SUCH TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) PRIOR TO ANY RESALE OR TRANSFER OF THIS SECURITY;

(3) AGREES THAT IT WILL NOTIFY EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(I)(F) ABOVE) OF THE RESALE RESTRICTIONS CONTAINED IN THIS LEGEND;

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                                                       EXHIBIT G

                    FORM OF NOTATION OF SUBSIDIARY GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of November 24, 2004 (the "Indenture") among Integrated Electrical Services, Inc. (the "Company"), the Guarantors party thereto and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), (a) the due and punctual payment of the principal, Repurchase Price or Fundamental Change Repurchase Price of, and the Make-Whole Premium (only to the extent not otherwise satisfied by the Company in other than cash in accordance with the applicable Company Notice), Redemption Premium, if any, and Liquidated Damages, if any, and interest on, the Securities, whether at maturity, by acceleration, redemption, repurchase or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, and, to the extent permitted by law, the due and punctual performance of all other obligations of the Company to the Holders (other than the Company's obligations under Article XIII) or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. The Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                     [NAME OF GUARANTOR]

                                      By:
                                          Name:
                                          Title:

                                                                       EXHIBIT H

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, 200__, among [NAME OF SUBSIDIARY] (the "Guaranteeing Subsidiary"), a subsidiary of Integrated Electrical Services, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of November 24, 2004 providing for the issuance of Series A 6.5% Senior Convertible Securities due 2014 and Series B 6.5% Senior Convertible Securities due 2014 (collectively, the "Securities");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company' obligations (only to the extent not otherwise satisfied by the Company in other than cash in accordance with the applicable Company Notice) under the Securities and the Indenture on the terms and conditions set forth herein and in the Indenture (the "Subsidiary Guarantee"); and

      WHEREAS, pursuant to Section 11.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article XII thereof. The obligations of the Guaranteeing Subsidiary to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

      4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Securities, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

      5. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, 20___

                                           [GUARANTEEING SUBSIDIARY]

                                           By:  _______________________________
                                                Name:
                                                Title:

                                           INTEGRATED ELECTRICAL SERVICES, INC.

                                           By:  _______________________________
                                                Name:
                                                Title:

                                           [EXISTING GUARANTORS]

                                           By:  _______________________________
                                                Name:
                                                Title:

                                           [TRUSTEE],
                                           as Trustee

                                           By:  _______________________________
                                                Authorized Signatory

     EXHIBIT B TO PURCHASE AGREEMENT - FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of November 24, 2004 by and among Integrated Electrical Services, Inc., a Delaware corporation (the "COMPANY"), the parties set forth on Schedule I hereto (each, a "PURCHASER" and collectively, the "PURCHASERS") and the subsidiaries of the Company set forth on Schedule II hereto (each, a "GUARANTOR" and collectively, the "GUARANTORS").

      In order to induce each of the Purchasers to enter into that certain Purchase Agreement of dated as of November 22, 2004, by and among the Company, the Guarantors and the Purchasers (the "PURCHASE AGREEMENT"), the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

      The Company and the Guarantors agree with the Purchasers (i) for their benefit as the Purchasers and (ii) for the benefit of the beneficial owners (including the Purchasers) from time to time of the Notes (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Notes (each of the foregoing a "HOLDER" and together the "HOLDERS"), as follows:

      Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

      "AFFILIATE" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

      "AMENDMENT EFFECTIVENESS DEADLINE DATE" has the meaning set forth in
Section 2(d) hereof.

      "APPLICABLE CONVERSION PRICE" means, as of any date of determination, the Conversion Price of the Notes then in effect as determined in accordance with the terms of the Indenture or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

      "BUSINESS DAY" has the meaning assigned to such term in the Indenture.

      "COMMON STOCK" has the meaning assigned to such term in the Indenture.

      "COMPANY INDEMNIFIED PARTY" has the meaning set forth in Section 6(b) hereof.

      "CONVERSION PRICE" has the meaning assigned to such term in the Indenture.

      "EDGAR" means the Electronic Data Gathering, Analysis, and Retrieval system by which companies file forms with the SEC.

      "EFFECTIVENESS DEADLINE DATE" has the meaning set forth in Section 2(a) hereof.

      "EFFECTIVENESS PERIOD" means a period that will terminate upon the earliest of (1) the date on which all Registrable Securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act or any successor provision thereof, (2) the date when each of the Registrable Securities covered by the Shelf Registration Statement has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (3) the date on which all Registrable Securities have been resold pursuant to Rule 144 under the Securities Act, (4) the date on which all the Notes and the Registrable Securities cease to be outstanding and (5) 60 days after the date that is the two year anniversary of the Issue Date.

      "EVENT" has the meaning set forth in Section 2(e) hereof.

      "EVENT DATE" has the meaning set forth in Section 2(e) hereof.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "FILING DEADLINE DATE" has the meaning set forth in Section 2(a) hereof.

      "GUARANTOR" and "GUARANTORS" have the meanings set forth in the preamble of this Agreement.

      "HOLDER" has the meaning set forth in the third paragraph of this Agreement.

      "HOLDER INDEMNIFIED PARTY" has the meaning set forth in Section 6(a) hereof.

      "INDEMNIFIED PARTY" has the meaning assigned to such term in Section 6(c) hereof.

      "INDEMNIFYING PARTY" has the meaning set forth in Section 6(c) hereof.

      "INDENTURE" means the Indenture, dated as of November 24, 2004, by and among the Company, the Guarantors and The Bank of New York, a New York banking corporation, as Trustee, pursuant to which the Notes are being issued.

      "INITIAL SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2(a) hereof.

      "ISSUE DATE" means the first date of original issuance of the Notes.

      "LIQUIDATED DAMAGES ACCRUAL PERIOD" has the meaning set forth in Section 2(e) hereof.

      "LIQUIDATED DAMAGES" has the meaning set forth in Section 2(e) hereof.

      "LIQUIDATED DAMAGES PAYMENT DATE" means each interest payment date under the Indenture in the case of Notes, and each May 1 and November 1 in the case of the Underlying Common Stock.

      "MAKE-WHOLE PREMIUM" has the meaning assigned to such term in the Indenture.

      "MATERIAL EVENT" has the meaning set forth in Section 3(i) hereof.

      "NOTES" means the Series A 6.5% Senior Convertible Notes due 2014 and the Series B 6.5% Senior Convertible Notes due 2014, of the Company, to be purchased pursuant to the Purchase Agreement.

      "NOTICE AND QUESTIONNAIRE" means a written notice and questionnaire delivered to the Company containing the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A hereto.

      "NOTICE HOLDER" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date, so long as all of their Registrable Securities that have been registered for resale pursuant to a Notice and Questionnaire have not been sold in accordance with a Shelf Registration Statement.

      "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereof.

      "PROCEEDING" has the meaning set forth in Section 6(c) hereof.

      "PROSPECTUS" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

      "PURCHASER" and "PURCHASERS" have the meaning set forth in the preamble of this Agreement.

      "RECORD HOLDER" means (i) with respect to any Liquidated Damages Payment Date relating to any Notes as to which any such Liquidated Damages has accrued, the holder of record of such Note on the record date with respect to the interest payment date under the Indenture on which such Liquidated Damages Payment Date shall occur and (ii) with respect to any Liquidated Damages Payment Date relating to the Underlying Common Stock as to which any such Liquidated Damages has accrued, the registered holder of such Underlying Common Stock 15 days prior to such Liquidated Damages Payment Date.

      "REGISTRABLE SECURITIES" means the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the Effectiveness Period.

      "REGISTRATION EXPENSES" has the meaning set forth in Section 5 hereof.

      "RULE 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

      "RULE 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

      "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2(a) hereof.

      "SUBSEQUENT SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2(b) hereof.

      "SUSPENSION NOTICE" has the meaning set forth in Section 3(i) hereof.

      "SUSPENSION PERIOD" has the meaning set forth in Section 3(i) hereof.

      "TRUSTEE" means The Bank of New York, a New York banking corporation, the Trustee under the Indenture.

      "UNDERLYING COMMON STOCK" means the Common Stock issued or issuable upon conversion or repurchase of the Notes, including any Common Stock issued or issuable in connection with a Make-Whole Premium (as defined in the Indenture) to be paid in accordance with Article VIII of the Indenture.

      Section 2. Shelf Registration.

      (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "FILING DEADLINE DATE") that is 180 days after the Issue Date, a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "SHELF REGISTRATION STATEMENT") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "INITIAL SHELF REGISTRATION STATEMENT"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the reasonable methods of distribution elected by the Holders, reasonably approved by the Company, and set forth in the Initial Shelf Registration Statement. The Company shall not permit any securities other than the Registrable Securities to be included in any Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "EFFECTIVENESS DEADLINE DATE") that is 360 days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date that is five Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

      (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the

Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 10 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Shelf Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

      (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Purchasers or Trustee on behalf of the Holders covered by such Shelf Registration Statement.

      (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(i). Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and executed Notice and Questionnaire to the Company prior to any attempted or actual distribution of Registrable Securities under the Shelf Registration Statement; provided that (A) the Company shall send the Notice and Questionnaire to each Holder as soon as practicable, but not later than 30 Business Days prior to the Filing Deadline Date and (B) Holders shall have at least 20 Business Days from the date on which the Notice and Questionnaire is first sent to such Holders by the Company to complete and return the Notice and Questionnaire to the Company. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event within the later of (x) five Business Days after such date or (y) five Business Days after the expiration of any Suspension Period (1) in effect when the Notice and Questionnaire is delivered or (2) put into effect within five Business Days of such delivery date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or, if required by applicable law, prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is 45 days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder a reasonable number of copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to
Section 2(d)(i); provided that if such Notice and Questionnaire is delivered during a Suspension Period, or a Suspension Period is put into effect within five Business Days after such delivery date, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above within ten Business Days after expiration of the Suspension Period in accordance with Section 3(i). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d).

      (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date or (iii) the Initial Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of Registrable Securities for a period of time (including any Suspension Period) which shall exceed 45 days in the aggregate in any three-month period or 90 days in the aggregate in any 12-month period (each of the events of a type described in any of the foregoing clauses (i) through (iii) are individually referred to herein as an "EVENT," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause
(ii), the date on which the duration of the ineffectiveness or unusability of the Initial Shelf Registration Statement in any period exceeds the number of days permitted by clause (iii) hereof in the case of clause (iii), being referred to herein as an "EVENT DATE"). Events shall be deemed to continue until the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), and the date the Initial Shelf Registration Statement becomes effective or usable again in the case of an Event of the type described in clause (iii).

            Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "LIQUIDATED DAMAGES ACCRUAL PERIOD"), the Company and the Guarantors severally agree to pay, as liquidated damages and not as a penalty, ("LIQUIDATED DAMAGES") at the rate described below, payable periodically on each Liquidated Damages Payment Date to Record Holders of Notes that are Registrable Securities and of shares of Underlying Common Stock issued upon conversion of Notes that are Registrable Securities, as the case may be, to the extent of, for each such Liquidated Damages Payment Date, accrued and unpaid Liquidated Damages to (but excluding) such Liquidated Damages Payment Date (or, if the Liquidated Damages Accrual Period shall have ended prior to such Liquidated Damages Payment Date, to the date of the end of the Liquidated Damages Accrual Period); provided that any Liquidated Damages accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Liquidated Damages Payment

Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Liquidated Damages shall accrue at a rate per annum equal to (1) 0.25% for the first 90-day period from the Event Date and (2) 0.50% thereafter of (i) the aggregate principal amount of such Notes or, without duplication, (ii) in the case of Notes that have been converted into Underlying Common Stock, the Applicable Conversion Price of such shares of Underlying Common Stock, as the case may be, in each case determined as of the Business Day immediately preceding the next Liquidated Damages Payment Date. Notwithstanding the foregoing, no Liquidated Damages shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of Liquidated Damages with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company or any Guarantor of Liquidated Damages to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages shall cease (without in any way limiting the effect of any subsequent Event requiring the payment of Liquidated Damages by the Company or any Guarantor).

      The Trustee shall be entitled, on behalf of Holders of Notes, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Holder from pursuing or obtaining a specific performance or equitable relief with respect to this Agreement.

      All of the Company's and each Guarantor's obligations set forth in this
Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

      The parties hereto agree that the liquidated damages provided for in this
Section 2(e) constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

      Section 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

      (a) Prepare and file with the SEC a Shelf Registration Statement or Shelf Registration Statements on Form S-3 or any other appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause each such Shelf Registration Statement to become effective and remain effective as provided herein; provided that before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, the Company shall furnish to the Holders and counsel for the Holders copies of all such documents proposed to be filed which documents (other than a prospectus supplement filed solely to update the selling stockholder information in the Prospectus) will be subject to the review of such counsel for a period of no less than ten Business Days prior to the initial filing of the Shelf Registration Statement or any post-effective amendment thereto or no less than three Business Days prior to the filing of a pre-effective amendment to the Shelf Registration Statement, and the Company will not file the Shelf Registration Statement or Prospectus or any amendment or supplement thereto (other than documents incorporated by reference) to which such counsel shall reasonably object within three Business Days after the receipt thereof.

      (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Shelf Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.

      (c) As promptly as practicable give notice to the Notice Holders, the Purchasers and counsel to the Holders (i) when any Prospectus, Prospectus supplement, Shelf Registration Statement or post-effective amendment to a Shelf Registration Statement has been filed with the SEC and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Shelf Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) after the effective date of any Shelf Registration Statement filed pursuant to this Agreement of the occurrence of (but not the nature of or details concerning) a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Suspension Notice, in which event the provisions of Section 3(i) shall apply.

      (d) Use its reasonable best efforts to prevent the issuance of, and, if issued, to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder and the Purchasers of the withdrawal of any such order.

      (e) If requested by the Purchasers or any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as the Purchasers or such Notice Holder shall, on advice from counsel, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 3(e) that, on advice from counsel for the Company, the Company determines would not be in compliance with applicable law.

      (f) As promptly as practicable furnish to each Notice Holder, counsel for the Holders and for the Purchasers, without charge, at least one conformed copy of the Shelf Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, which obligation shall be deemed satisfied if such information is available through EDGAR or on or through the Company's website.

      (g) During the Effectiveness Period, deliver to each Notice Holder, the Purchasers and counsel for the Holders, in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder and the Purchasers may reasonably request; and the Company hereby consents (except during such periods that a Suspension Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

      (h) Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); and prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

      (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development (a "MATERIAL EVENT") that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) or (C) above, subject to the next sentence, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the Company may rely on information provided by each Notice Holder with respect to such Notice Holder), as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable, and
(ii) give notice to the Notice Holders and counsel for the Holders and for the Purchasers (or, if applicable, separate counsel for the Holders) that the availability of the Shelf Registration Statement is suspended (a "SUSPENSION NOTICE") and, upon receipt of any Suspension Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (g) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed
(x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company, the Shelf Registration Statement does not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended (the "SUSPENSION PERIOD") without the Company incurring any obligation to pay liquidated damages pursuant to Section 2(e) shall not exceed 30 days in any three-month period and 90 days in any 12-month period; provided, however, that if the use of the Shelf Registration Statement or any Prospectus is suspended by the Company pursuant to clause (C) above and the subject Material Event relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction or cause the Company to violate any non-disclosure agreement or confidentiality agreement in any contract relating to such transaction, the Company may extend a Suspension Period from 30 days to 45 days.

      (j) Make available for inspection during normal business hours by representatives for the Notice Holders of such Registrable Securities, and any investment banks, attorneys and accountants retained by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representatives for the Notice Holders, or any such investment banks, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall, at the Company's request, first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company, and provided that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders.

      (k) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Shelf Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be registered in such names as such Notice Holder may request in writing at least three Business Days prior to any sale of such Registrable Securities.

      (l) Provide the Trustee and the transfer agent for the Common Stock with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

      (m) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

      (n) Upon (i) the filing of the Initial Registration Statement and (ii) the effectiveness of the Initial Registration Statement, announce the same, in each case by press release to a nationally recognized wire service.

      (o) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

      (p) Cause all shares of Common Stock issuable upon conversion of the Securities to be reserved for listing on each securities exchange or quotation system on which the Common Stock is then listed no later than the date the applicable Shelf Registration Statement is declared effective and, shall cause all Common Stock to be so listed when issued.

      (q) Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

      (r) Enter into such customary agreements and take all such other necessary actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities.

      (s) If the Registrable Securities are in certificated form, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities sold pursuant to any Shelf Registration Statement free of any restrictive legends and, with respect to any Notes, in such denominations permitted by the Indenture and registered in such names as Holders may request at least two Business days prior to settlement of sales of Registrable Securities pursuant to such Shelf Registration Statement.

      (t) Subject to the exceptions contained in clauses (i) and (ii) of Section 3(h) above, use its reasonable best efforts to cause the Registrable Securities covered by the applicable Shelf Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities as contemplated by the Shelf Registration Statement.

      Section 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary in order to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

      Section 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Section 2 and 3 of this Agreement whether or not any of the Shelf Registration Statements are declared effective. Such fees and expenses ("REGISTRATION EXPENSES") shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses
(x) with respect to filings required to be made with the New York Stock Exchange, and (y) of compliance with federal and state securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication and mailing expenses relating to copies of any Shelf Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company and the fees and disbursements of one counsel chosen by the Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible, not including, for this purpose only, any shares of Common Stock payable as a Make-Whole Premium (as defined in the Indenture) upon conversion of any Note) in connection with the Shelf Registration Statement, and (v) fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

      Section 6. Indemnification; Contribution.

      (a) The Company and the Guarantors severally agree to indemnify and hold harmless each Holder and its directors, officers, employees, members, representatives and agents and each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "HOLDER INDEMNIFIED PARTY"), from and against (i) any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Holder Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, as incurred, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any Shelf Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information required to be included in any Shelf Registration Statement or the related Prospectus pursuant the Securities Act furnished in writing by or on behalf of any Holder to the Company, (ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and (iii) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that as to any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any Holder Indemnified Party on account of any loss, claim, damage, liability or action arising from the sale of the Registrable Securities sold pursuant to the Shelf Registration Statement to any person by such Holder Indemnified Party if (i) that Holder Indemnified Party failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act (other than as a result of a failure by the Company to timely deliver copies of the Prospectus to such Holder Indemnified Party) and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus or a supplement or amendment thereto, as the case may be. This indemnity agreement will be in addition to any liability that the Company or any Guarantor may otherwise have.

      (b) Each Holder, severally and not jointly, agrees to indemnify, defend and hold harmless the Company and the Guarantors, and their directors, officers, employees, members, representatives and agents and each person, if any, who controls the Company or any Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "COMPANY INDEMNIFIED PARTY") from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Company Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of such Holder to the Company required to be included in any Shelf Registration Statement or the related Prospectus pursuant the Securities Act, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any Shelf Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements in any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which they were made, not misleading, in connection with such information; provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

      (c) If any action, suit or proceeding (each, a "PROCEEDING") is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 6, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party and shall pay the fees and expenses of such counsel; provided, however, that failure to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may otherwise have than on account of this indemnity agreement. Such Indemnified Party shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party is a Holder of Notes representing not less than 33% of the aggregate principal amount of the then outstanding Notes, (ii) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary,
(iii) the Indemnifying Party has failed within a reasonable time after receipt of notice to assume defense of a Proceeding to retain counsel reasonably satisfactory to the Indemnified Party or (iv) the named parties in any such Proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, the Indemnifying Party proposes to have the same counsel represent it and the Indemnified Party, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party may, in connection with any Proceeding or related Proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties in accordance with the foregoing sentence, and that all such fees and expenses actually incurred shall be promptly reimbursed as incurred upon delivery to the Indemnifying Party of reasonable documentation therefor setting forth such expenses in reasonable detail. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party as contemplated by this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its consent if
(i) such settlement is entered into more than 60 Business Days after receipt by the Indemnifying Party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days' prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and without admission of fault by the Indemnified Party.

      (d) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Holders on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 6, neither any of the Purchasers nor any Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder or Purchaser, as the case may be, exceeds the amount of any damages that such Holder or Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The relative fault of the Company on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

      (e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amount of Registrable Securities they have sold pursuant to a Shelf Registration Statement, and not joint. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or the Company or Guarantors, or the Company's or any Guarantor's officers or directors or any person controlling the Company or any Guarantor and (iii) the sale of any Registrable Security by any Holder.

      (g) Section 6 of this Agreement may not be amended except by an instrument in writing signed by the Indemnified Party affected hereto.

      Section 7. Information Requirements.

      (a) The Company covenants that, if at any time before the end of the Effectiveness Period it is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, Rule 144A, Regulation S and Regulation D under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report filed with the SEC pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

      (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-1 or Form S-3, as the case may be, in order to allow the Company to be eligible to file registration statements on Form S-1 or Form S-3.

      Section 8. Miscellaneous.

      (a) No Contrary Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that violates the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way violate the rights granted to the holders of such Company's securities under any other agreements. Notwithstanding the foregoing, the Holders acknowledge that the Company is obligated, and may obligate itself from time to time in the future, to register its securities for other holders.

      (b) Amendments and Waivers. Except as otherwise provided in Section 6(g), the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible as of the date on which such consent is requested excluding, for this purpose only, any shares of Common Stock payable as a Make-Whole Premium (as defined in the Indenture) upon conversion of any Note). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

      (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

            (i) if to a Holder, at the most current address given by such Holder to the Company in the Purchase Agreement or upon any transfer of the Notes;

                with a copy (for informational purposes only) to:

                Schulte Roth & Zabel LLP
                919 Third Avenue
                New York, New York  10022
                Telephone: (212) 756-2000
                Facsimile: (212) 593-5955
                Attention: Eleazer N. Klein, Esq.

                and

                Sidley Austin Brown & Wood LLP
                787 Seventh Avenue
                New York, New York 10019
                Telephone: (212) 839.5360
                Facsimile: (212) 839.5599
                Attention: Robert Mandell, Esq.

            (ii) if to the Company, to:

                 1800 West Loop South, Suite 500
                 Houston, Texas  77027
                 Attention: Herbert R. Allen, Chief Executive Officer with a copy (for informational purposes only) to:

                 Andrews Kurth LLP
                 600 Travis, Suite 4200
                 Houston, Texas  77002
                 Attention:  G. Michael O'Leary

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

      (d) Approval of Holders. Whenever the consent or approval of Holders is required hereunder, Notes held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      (e) Successors and Assigns. Any person who purchases any Notes or Registrable Securities from the Purchasers or any Holder shall be deemed, for purposes of this Agreement, to be an assignee of the Purchasers or such Holder, as the case may be. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

      (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

      (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. To the fullest extent permitted by applicable law, the Company and the Guarantors hereby irrevocably submit to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN

CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

      (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights.

      (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such liquidated damages accrues prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

                            (SIGNATURE PAGES FOLLOW)

      IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                         COMPANY:

                                         INTEGRATED ELECTRICAL SERVICES,
                                         INC.

                                         By: ______________________________
                                         Name: Herbert R. Allen
                                         Title: Chief Executive Officer

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                         GUARANTORS:

                                         EACH OF THE GUARANTORS NAMED ON
                                         SCHEDULE II HERETO

                                         By: ______________________________

                                         Name: Herbert R. Allen

                                         Acting in his capacity as (i) the Chief
                                         Executive Officer of the Guarantors
                                         listed in Part I of Schedule II and
                                         (ii) Sole Manager and Chief Executive
                                         Officer of the general partner of each
                                         of the Guarantors listed in Part II of
                                         Schedule II (such general partners
                                         acting on behalf of such Guarantors).

                                         By: ______________________________

                                         Name: Victor Duva

                                         Acting in his capacity as the President
                                         of the Guarantors listed in Part III of
                                         Schedule II.

                                         By: ______________________________

                                         Name: John Seli

                                         Acting in his capacity as the Manager
                                         of the Guarantors listed in Part IV of
                                         Schedule II.

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                         PURCHASERS:

                                         AMULET LIMITED

                                         By: Amaranth Advisors L.L.C., its
                                             Trading Advisor

                                         By:
                                                ----------------------------
                                         Name:
                                                ----------------------------
                                         Title:
                                                ----------------------------

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                         PURCHASERS:

                                         MARATHON GLOBAL CONVERTIBLE MASTER
                                         FUND, LTD.

                                         By:
                                                ----------------------------
                                         Name:
                                                ----------------------------
                                         Title:
                                                ----------------------------

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                     ANNEX A

                      INTEGRATED ELECTRICAL SERVICES, INC.

             FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

To be named as a selling securityholder in the prospectus, beneficial owners shall complete and deliver this Notice and Questionnaire within 20 business days after the date of the written request therefore by Integrated Electrical Services, Inc. (the "COMPANY" or "REGISTRANT"). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company within such 20 business day period will not be eligible to he named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities (as defined below) pursuant to the Shelf Registration Statement (as defined below).

The undersigned beneficial owner of Series A 6.5% Senior Convertible Notes due 2014 (the "NOTES") of the Company or common stock of the Company, $0.01 par value (the "common stock" or the "REGISTRABLE SECURITIES"), understands that the Registrant has filed or intends to file with the Securities and Exchange Commission a registration statement on Form S-1 or Form S-3 (the "SHELF REGISTRATION STATEMENT") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of November 24, 2004 (the "REGISTRATION RIGHTS AGREEMENT"), between the Company, the Guarantors (as defined therein) and the purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company within the 20 business day period described in the first paragraph of this Notice and Questionnaire will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners are encouraged to complete and timely deliver this Notice and Questionnaire so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed (if timely delivered) Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, the Company will, as promptly as practicable but in any event within five business days of such receipt, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities. The Company has agreed to pay liquidated damages pursuant to the Registration Rights Agreement under certain circumstances as set forth therein.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

                                     NOTICE

The undersigned beneficial owner (the "SELLING SECURITYHOLDER") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company's directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

If the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 below after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

1.    (a)   Full Legal Name of Selling Securityholder:

            ------------------------------------------------------------------

      (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

            ------------------------------------------------------------------

      (c) Full Legal Name of DTC participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in
            Item 3 below are held:

            ------------------------------------------------------------------

2.    Address for Notices to Selling Securityholder:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

Telephone:
          ---------------------------------------------------------------------

Fax:
    ---------------------------------------------------------------------------

Contact Person:

3.    Beneficial Ownership of Registrable Securities:

      (a) Type and Principal Amount or Number of Shares of Registrable Securities beneficially owned:

            ------------------------------------------------------------------

            ------------------------------------------------------------------

      (b)   CUSIP No(s). of such Registrable Securities beneficially owned:

            ------------------------------------------------------------------

            ------------------------------------------------------------------

4. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

      Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

      (a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

            ------------------------------------------------------------------

            ------------------------------------------------------------------

      (b)   CUSIP No(s). of such Other Securities beneficially owned:

            ------------------------------------------------------------------

            ------------------------------------------------------------------

5.    Relationships with the Company:

      Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

      State any exceptions here:

      ------------------------------------------------------------------

      ------------------------------------------------------------------

6.    Broker-Dealers and their Affiliates

      (a) Is the Selling Securityholder a broker-dealer or an affiliate of a broker-dealer:

            Yes ____  No ____

      If so, please answer the remaining question in this section.

            (i) Please advise whether the notes were received by the Selling Securityholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances.

      Note that in general we may be required to identify any registered broker-dealer as an underwriter in the prospectus.

            (ii) Except as set forth below, if the Selling Securityholder is a registered broker-dealer, the Selling Securityholder does not plan to make a market in the Registrable Securities. If the Selling Securityholder plans to make a market in the Registrable Securities, please indicate whether the Selling Securityholder plans to use the prospectus relating to the Registrable Securities as a market-making prospectus.

      (b)   Affiliation with Broker-Dealers

      Is the Selling Securityholder an affiliate(1) of a registered broker-dealer?

                     Yes ____             No ____

      If so, please answer the remaining question in this section.

----------
(1) An "affiliate" of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

            (i) Please describe the affiliation between the Selling Securityholder and any registered broker-dealer.

            (ii) If the notes were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances.

            (iii) Please advise whether the notes were received by the Selling
                  Securityholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances.

            (iv) If the Selling Securityholder, at the time of its purchase of Registrable Securities, had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or undertakings.

      Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its notes in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we may be required to identify the Selling Securityholder as an underwriter in the prospectus.

      (c)   Beneficial Ownership by Natural Persons:

      If the Selling Securityholder is an entity, does any natural person have voting or investing power over the Registrable Securities held by the Selling Securityholder?(2)

      If so, please state the person's or persons' name(s):

7.    Beneficial Ownership by Natural Persons or by a Board or Committee

      Is the Selling Securityholder a reporting entity with the Securities and Exchange Commission?

      Yes ____  No ____

            If the Selling Securityholder is a majority owned subsidiary of a reporting entity, identify the majority stockholder that is a reporting entity.

      If No, please answer the remaining questions in this section.

----------
(2) Please answer "Yes" if any natural person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (b) investment power which includes the power to dispose, or to direct the disposition of, the Registrable Securities held by the Selling Securityholder.

            (i) Please name the natural person or person(s) having voting and/or investment control over the Selling Securityholder.3

            (ii) If the voting and/or investment control over the Selling Securityholder is held by board or committee, please state the name of the natural person or person(s) on such board or committee.

8.    Plan of Distribution:

      Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in
      Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker dealers or agents. If the Registrable Securities are sold through underwriters, broker dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents' commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over the counter market, (iii) in transactions otherwise than on such exchanges or services or in the over the counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging positions they assume. The undersigned may also sell Registrable Securities short and deliver Registrable Securities to close out short positions, or loan or pledge Registrable Securities to broker dealers that in turn may sell such securities.

           State any exceptions here:

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company.

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities

----------
(3) Please include any natural person that, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (b) investment power which includes the power to dispose, or to direct the disposition of, the Registrable Securities held by the Selling Securityholder.

pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.

All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing by hand delivery, first class mail or air courier guaranteeing overnight delivery to the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 8 and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ___________________________            Beneficial Owner:________________

                                              By: ___________________________

                                              Name: _________________________

                                              Title: ________________________

      PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO INTEGRATED ELECTRICAL SERVICES, INC.

                       Integrated Electrical Services, Inc.
                       1800 West Loop South, Suite 500
                       Houston, Texas  77027
                       Attention: Herbert R. Allen, Chief Executive Officer

                                   SCHEDULE I

                                   PURCHASERS

AMULET LIMITED

MARATHON GLOBAL CONVERTIBLE MASTER FUND, LTD.

                                   SCHEDULE II

                                   GUARANTORS

PART I:

NAME                                                                   STATE OF INCORPORATION
----                                                                   ----------------------
                        `
Pan American Electric, Inc.                                            Tennessee
Houston-Stafford Electric Holdings III, Inc.                           Delaware
Mills Electrical Contractors, Inc.                                     Delaware

PART II:

NAME                                            STATE OF ORGANIZATION          GENERAL PARTNER
----                                            ---------------------          ---------------
Houston-Stafford Electrical Contractors LP      Texas                          Houston-Stafford Management LLC, an
                                                                               Arizona limited liability company
Mills Electric LP                               Texas                          Mills Management LLC, an Arizona limited
                                                                               liability company

PART III:

NAME                                                                   STATE OF ORGANIZATION
----                                                                   ---------------------
Houston-Stafford Holdings LLC                                          Arizona
Mills Electrical Holdings LLC                                          Arizona

PART IV:

NAME                                                                   STATE OF ORGANIZATION
----                                                                   ---------------------
Houston-Stafford Holdings II LLC                                       Delaware
Mills Electrical Holdings II LLC                                       Delaware